                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            MOHAWK INDUSTRIES, INC.,

                           DURKAN ACQUISITION CORP.,

                          NONPAREIL ACQUISITION CORP.,

                        DURKAN PATTERNED CARPETS, INC.,

                      NONPAREIL DYEING & FINISHING, INC.,

               THE SHAREHOLDERS OF DURKAN PATTERNED CARPETS, INC.

                                      AND

             THE SHAREHOLDER OF NONPAREIL DYEING & FINISHING, INC.



                         Dated as of February 26, 1999

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
PARTIES...........................................................................  1

PREAMBLE..........................................................................  1

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER......................................  2

1.1   Merger......................................................................  2
1.2   Time and Place of Closing...................................................  2
1.3   Effective Time..............................................................  2

ARTICLE 2 - TERMS OF MERGER.......................................................  3

2.1   Charter.....................................................................  3
2.2   Bylaws......................................................................  3
2.3   Directors and Officers......................................................  3
2.4   Certain Closing Deliveries..................................................  3

ARTICLE 3 - MANNER OF CONVERTING SHARES...........................................  4

3.1   Conversion of Shares........................................................  4
3.2   Anti-Dilution Provisions....................................................  5
3.3   Shares Held by Company Entities or Acquirors................................  6
3.4   Dissenting Shareholders.....................................................  6
3.5   Fractional Shares...........................................................  6

ARTICLE 4 - EXCHANGE OF SHARES....................................................  7

4.1   Exchange Procedures.........................................................  7
4.2   Rights of Former Company and Nonpareil Shareholders.........................  7
4.3   Escrow Agreement............................................................  7
4.4   Legending of Securities; Pooling Restrictions...............................  7

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF COMPANY, NONPAREIL AND THE
SHAREHOLDERS......................................................................  8

5.1   Organization, Standing, and Power...........................................  8
5.2   Authority of Company and Nonpareil; No Breach By Agreement..................  9
5.3   Capital Stock; Notes........................................................ 10
5.4   Company Subsidiaries........................................................ 11
5.5   Financial Statements........................................................ 11
5.6   Absence of Undisclosed Liabilities.......................................... 12
5.7   Absence of Certain Changes or Events........................................ 12
5.8   Tax Matters................................................................. 14
5.9   Assets and Accounts Payable................................................. 16
5.10  Intellectual Property....................................................... 18
5.11  Environmental Matters....................................................... 18
5.12  Compliance with Laws........................................................ 21
5.13  Labor Relations............................................................. 21
5.14  Employee Benefit Plans...................................................... 22
5.15  Material Contracts.......................................................... 24
5.16  Legal Proceedings........................................................... 25
5.17  Reports..................................................................... 25
5.18  Statements True and Correct................................................. 26
5.19  Accounting, Tax and Regulatory Matters...................................... 26
5.20  State Takeover Laws......................................................... 26

5.21  Charter Provisions.......................................................... 26
5.22  Board Recommendation........................................................ 26
5.23  Compliance with the Immigration Reform and Control Act...................... 27
5.24  Legal Compliance............................................................ 27
5.25  Year 2000................................................................... 27

ARTICLE 6 - REPRESENTATIONS AND WARRAITES OF SHAREHOLDERS......................... 28

6.1   Ownership of Securities..................................................... 28
6.2   Authority of Shareholders; No Breach By Agreement........................... 28
6.3   Purchase for Investment; Accredited Investor Status......................... 29
6.4   Statements True and Correct................................................. 29

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF ACQUIROR............................ 30

7.1   Organization, Standing, and Power........................................... 30
7.2   Authority; No Breach By Agreement........................................... 30
7.3   Capital Stock............................................................... 31
7.4   SEC Filings; Financial Statements........................................... 31
7.5   Absence of Certain Changes or Events........................................ 32
7.6   Legal Proceedings........................................................... 32
7.7   Statements True and Correct................................................. 32
7.8   Authority of Sub............................................................ 32
7.9   Accounting, Tax and Regulatory Matters...................................... 33

ARTICLE 8 - CONDUCT OF BUSINESS PENDING CONSUMMATION.............................. 33

8.1   Affirmative Covenants of Company Entities................................... 33
8.2   Negative Covenants of Company Entities...................................... 34
8.3   Covenants of Acquiror....................................................... 36
8.4   Adverse Changes in Condition................................................ 36

ARTICLE 9 - ADDITIONAL AGREEMENTS................................................. 37

9.1   Disclosure Statement; Shareholder Approval.................................. 37
9.2   Exchange Listing............................................................ 37
9.3   Applications; Antitrust Notification........................................ 37
9.4   Filings with State Offices.................................................. 37
9.5   Agreement as to Efforts to Consummate....................................... 37
9.6   Investigation and Confidentiality........................................... 38
9.7   Press Releases.............................................................. 39
9.8   Certain Actions............................................................. 39
9.9   Accounting and Tax Treatment................................................ 39
9.10  State Takeover Laws......................................................... 40
9.11  Charter Provisions.......................................................... 40
9.12  Agreement of Affiliates..................................................... 40
9.13  Agreement to Vote........................................................... 40
9.14  Supplemental Disclosures.................................................... 41
9.15  Employee Matters............................................................ 41

ARTICLE 10 - CONDITIONS PRECEDENT TO OBLIGATION TO CONSUMMATE..................... 42

10.1  Conditions to Obligations of Each Party..................................... 42
10.2  Conditions to Obligations of Acquiror....................................... 43
10.3  Conditions to Obligations of Company, Nonpareil and the Shareholders........ 45

ARTICLE 11 - INDEMNIFICATION...................................................... 47

11.1  Agreements to Indemnify..................................................... 47
11.2  Procedures for Indemnification.............................................. 49

11.3  Third Party Claims.......................................................... 50
11.4  Exclusive Remedy............................................................ 51
11.5  Survival.................................................................... 51
11.6  Time Limitations............................................................ 51
11.7  Limitations as to Amount.................................................... 52
11.8  Tax Effect and Insurance.................................................... 53
11.9  Escrow...................................................................... 53
11.10 Subrogation................................................................. 53
11.11 Appointment of Indemnitor Representative.................................... 53
11.12 Arbitration................................................................. 54
11.13 Contribution Agreement...................................................... 55

ARTICLE 12 - TERMINATION.......................................................... 55

12.1  Termination................................................................. 55
12.2  Effect of Termination....................................................... 56
12.3  Non-Survival of Acquiror Representations and Warranties..................... 56
12.4  Payments Upon Certain Terminations.......................................... 57

ARTICLE 13 - MISCELLANEOUS........................................................ 57

13.1  Definitions................................................................. 57
13.2  Expenses.................................................................... 68
13.3  Transfer Taxes and Recording Fees........................................... 68
13.4  Brokers and Finders......................................................... 68
13.5  Entire Agreement............................................................ 68
13.6  Amendments.................................................................. 69
13.7  Waivers..................................................................... 69
13.8  Assignment.................................................................. 69
13.9  Notices..................................................................... 70
13.10 Governing Law............................................................... 70
13.11 Counterparts................................................................ 70
13.12 Captions; Articles and Sections............................................. 71
13.13 Interpretations............................................................. 71
13.14 Enforcement of Agreement.................................................... 71
13.15 Severability................................................................ 71
13.16 Time of the Essence......................................................... 71
13.17 Facsimile Signatures                                                         71

                                LIST OF EXHIBITS
                                ----------------


Exhibit Number      Description
--------------      -----------

     1.             Form of Escrow Agreement.

     2.             Form of Stock Restriction and Registration Rights Agreement.

     3.             Form of Noncompetition Agreement.

     4.             Form of agreement of affiliates of Company.

     5.             Form of Release

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 26, 1999, by and among Mohawk Industries, Inc. ("Acquiror"), a Delaware corporation; Durkan Acquisition Corp. ("Sub 1"), a Georgia corporation; Nonpareil Acquisition Corp. ("Sub 2"), a Georgia corporation; Durkan Patterned Carpets, Inc. ("Company"), a Georgia corporation; Nonpareil Dyeing & Finishing, Inc. ("Nonpareil"), a Georgia corporation; and the shareholders of Company and Nonpareil identified in Schedule I hereto (each a "Shareholder" and collectively, the "Shareholders").

                                   Preamble
                                   --------

          The Shareholders and the respective Boards of Directors of Company, Nonpareil, Sub 1, Sub 2 and Acquiror are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of Company and Nonpareil by Acquiror pursuant to the merger of Sub 1 with and into Company and the merger of Sub 2 with and into Nonpareil. At the effective time of each such merger, the outstanding shares of the capital stock of Company and Nonpareil shall be converted into the right to receive shares of the common stock of Acquiror (except as provided herein). As a result, shareholders of Company and Nonpareil shall become shareholders of Acquiror and Company and Nonpareil shall become wholly owned subsidiaries of Acquiror. The transactions described in this Agreement are subject to the approvals of the shareholders of Company and Nonpareil, expiration of the required waiting period under the HSR Act, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that each of the Company Merger and the Nonpareil Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and that the Merger for accounting purposes shall qualify for treatment as a pooling of interests.

          Certain terms used in this Agreement are defined in Section 13.1 of this Agreement.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

          1.1  Merger.   Subject to the terms and conditions of this Agreement,
               ------
at the Effective Time, Sub 1 shall be merged with and into Company (the "Company Merger") and Sub 2 shall be merged with and into Nonpareil (the "Nonpareil Merger"), each in accordance with the provisions of Section 14-2-1101 et. seq. of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the Company Merger and the Nonpareil Merger shall be collectively referred to herein as the "Merger"). Company shall be the First Surviving Corporation resulting from the Company Merger and shall become a wholly owned Subsidiary of Acquiror and shall continue to be governed by the Laws of the State of Georgia.
Nonpareil shall be the Second Surviving Corporation resulting from the Nonpareil Merger and shall become a wholly owned subsidiary of Acquiror and shall continue to be governed by the laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Company, Nonpareil, Sub 1, Sub 2 and Acquiror.

          1.2  Time and Place of Closing.   The closing of the transactions
               -------------------------
contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

          1.3  Effective Time.   The Merger and other transactions contemplated
               --------------
by this Agreement shall become effective on the date and at the time that both Certificates of Merger reflecting the Company Merger and the Nonpareil Merger have become effective with the Secretary of State of the State of Georgia (the "Effective Time"). The Certificates of Merger shall contain the undertaking required by Section 14-2-1105.1 of the GBCC. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of Company and the shareholders of Nonpareil have approved this Agreement to the extent such approval is required by applicable Law, and (iii) the date on which all conditions precedent to the obligations of the Parties and the Shareholders stated in Article 10 shall have been satisfied or waived pursuant to Section 13.7; or such later date within 30 days thereof as may be mutually agreed to by the Parties.

                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

          2.1  Charter.   The Articles of Incorporation of Company in effect
               -------
immediately prior to the Effective Time shall be the Articles of Incorporation of the First Surviving Corporation until duly amended or repealed. The Articles of Incorporation of Nonpareil in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Second Surviving Corporation until duly amended or repealed.

          2.2  Bylaws.   The Bylaws of Company in effect immediately prior to
               ------
the Effective Time shall be the Bylaws of the First Surviving Corporation until duly amended or repealed. The Bylaws of Nonpareil in effect immediately prior to the Effective Time shall be the Bylaws of the Second Surviving Corporation until duly amended or repealed.

          2.3  Directors and Officers.   The directors of each of Sub 1 and Sub
               ----------------------
2 in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the First Surviving Corporation and Second Surviving Corporation, respectively, from and after the Effective Time in accordance with the Bylaws of the First Surviving Corporation and Second Surviving Corporation, respectively. The officers of Sub 1 and Sub 2 in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the First Surviving Corporation and Second Surviving Corporation, respectively, from and after the Effective Time in accordance with the Bylaws of the First Surviving Corporation and Second Surviving Corporation, respectively.

          2.4  Certain Closing Deliveries.   In connection with the Closing,
               --------------------------
each of Acquiror, Company and the Shareholders agree to execute and deliver to each other Party the following:

          (a) Acquiror and each Shareholder shall have executed and delivered to the other an Escrow Agreement, which shall be in the form of Exhibit 1 (the
                                                                  ---------
     "Escrow Agreement").

          (b) Acquiror and each Shareholder shall have executed and delivered to the other the Stock Restriction and Registration Rights Agreement in the form of Exhibit 2.
             ---------

          (c) Acquiror, Company and each of Thomas R. Durkan, II, Thomas R. Durkan, III and Patricia Durkan shall have executed and delivered a Noncompetition Agreement, which shall be in the form of Exhibit 3.
                                                             ---------

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

          3.1  Conversion of Shares.   Subject to the provisions of this Article
               --------------------
3, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Company, Nonpareil, Sub 1, Sub 2 or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Sub 1 Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of Company Voting Common Stock.

          (c) Each share of Sub 2 Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of Nonpareil Common Stock.

          (d) Each share of Company Capital Stock (excluding in each case in clauses (i) through (ii) below shares held by any Company Entity or any Acquiror Entity, and excluding shares held by Shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for:

               (i) with respect to each share of Company Nonvoting Common Stock, the right to receive that number of shares of Acquiror Common Stock equal to a fraction, the numerator of which shall be 2,636,747.5777 and the denominator of which shall be the number of shares of Company Nonvoting Common Stock (excluding shares held by a Company Entity, Acquiror or any of its Subsidiaries) issued and outstanding immediately prior to the Effective Time (the "Eligible Company Nonvoting Shares") (the "Nonvoting Common Stock Exchange Ratio"), and

               (ii) with respect to each share of Company Voting Common Stock, the right to receive that number of shares of Acquiror Common Stock equal to a fraction, the numerator of which shall be 115,752.4223 and the denominator of which shall be the number of shares of Company Voting Common Stock (excluding shares held by a Company Entity, Acquiror or any of its Subsidiaries) issued and outstanding immediately prior to the Effective Time (the "Eligible Company Voting Shares") (the "Voting Common Stock Exchange Ratio").

          (e) Each share of Nonpareil Common Stock (excluding shares held by any Company Entity or any Acquiror Entity, and excluding shares held by Shareholders who perfect their statutory dissenters' rights as provided in
     Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive that number of shares of Acquiror Common Stock equal to a fraction, the numerator of which shall be 247,500 and the denominator of which shall be the number of shares of Nonpareil Common Stock (excluding shares held by a Company Entity, Acquiror or any of its Subsidiaries) issued and outstanding immediately prior to the Effective Time (the "Eligible Nonpareil Common Shares") (the "Nonpareil Common Stock Exchange Ratio").

          (f) All of the Company Notes and the Nonpareil Notes outstanding immediately prior to the Effective Time shall be canceled and shall cease to be outstanding and Durkan Development, L.P. shall be entitled to receive therefor 150,000 shares of Acquiror Common Stock (the "Notes Exchange Ratio") (the Nonvoting Common Stock Exchange Ratio, the Voting Common Stock Exchange Ratio, the Nonpareil Common Stock Exchange Ratio and the Notes Exchange Ratio are sometimes referred to hereinafter as the "Exchange Ratio").

          (g) A total of 315,000 shares of the Acquiror Common Stock to be issued to the Shareholders pursuant to this Section 3.1 (the "Escrow Shares") shall be deposited in escrow with, and held pursuant to the terms of the Escrow Agreement by, the Escrow Agent. The Escrow Shares shall be comprised of ten percent (10%) of the shares of Acquiror Common Stock issued pursuant to Sections 3.1(d)(i), 3.1(d)(ii), 3.1(e) and 3.1(f).

          (h) A number of shares of Acquiror Common Stock equal to the excess of
     (A) the sum of payments in connection with the transactions contemplated hereby to third parties, including Fred A. Mayfield & Company, Baker & McKenzie and Minor, Bell & Neal over (B) $325,000 divided by the Closing Price shall be deducted from the total number of shares to be granted pursuant to Sections 3.1(d)(i), 3(d)(ii), 3.1(e) and 3.1(f). The deduction made pursuant to the foregoing sentence shall be deducted pro rata from the shares of Acquiror Common Stock to be granted pursuant to Sections 3.1(d)(i), 3.1(d)(ii), 3.1(e) and 3.1(f).

          3.2  Anti-Dilution Provisions.   In the event Acquiror changes the
               ------------------------
number of shares of Acquiror Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization, reclassification or combination with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization, reclassification or combination for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

          3.3  Shares Held by Company Entities or Acquiror.   Each of the shares
               -------------------------------------------
of Company Capital Stock or Nonpareil Common Stock held by any Company Entity or by any Acquiror Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          3.4  Dissenting Shareholders.   Any holder of shares of Company
               -----------------------
Capital Stock or Nonpareil Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Section 14-2-1301 et. seq. of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to Company or Nonpareil, as appropriate, the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Company or Nonpareil fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, Acquiror shall issue and deliver the consideration to which such holder of shares of Company Capital Stock or Nonpareil Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Company Capital Stock or Nonpareil Common Stock held by him. If and to the extent required by applicable Law, Company or Nonpareil will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the First Surviving Corporation or the Second Surviving Corporation, as appropriate. Each of the Shareholders agrees that it will not seek to assert dissenters' rights to which such Shareholder otherwise would be entitled.

          3.5  Fractional Shares.   Notwithstanding any other provision of this
               -----------------
Agreement, each Shareholder who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Acquiror Common Stock multiplied by the Closing Price of one share of Acquiror Common Stock. The Closing Price shall be deemed to be the closing price for the shares of Acquiror Common Stock on the trading day immediately preceding the Closing Date. No such Shareholder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                   ARTICLE 4
                              EXCHANGE OF SHARES
                              ------------------

          4.1  Exchange Procedures.   At the Closing, each holder of shares of
               -------------------
Company Capital Stock or Nonpareil Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Acquiror and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1. To the extent required by Section 3.5, each Shareholder also shall receive, upon surrender of the certificate or certificates, cash in lieu of any fractional share of Acquiror Common Stock to which such Shareholder may be otherwise entitled (without interest). Acquiror shall not be obligated to deliver the consideration to which any former holder of Company Capital Stock or Nonpareil Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates for exchange as provided in this Section 4.1. The certificate or certificates representing Company Capital Stock or Nonpareil Common Stock so surrendered shall be duly endorsed as Acquiror may reasonably require and be accompanied by such other evidence of ownership as Acquiror may reasonably require.

          4.2  Rights of Former Company and Nonpareil Shareholders.   At the
               ---------------------------------------------------
Effective Time, the stock transfer books of Company and Nonpareil shall be closed as to holders of Company Capital Stock and Nonpareil Common Stock, respectively, immediately prior to the Effective Time and no transfer of Company Capital Stock or Nonpareil Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each certificate theretofore representing shares of Company Capital Stock or Nonpareil Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 in exchange therefor. However, upon surrender of each such Company Capital Stock or Nonpareil Common Stock certificate, both the Acquiror Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

          4.3  Escrow Agreement.   In connection with the Closing, Acquiror and
               ----------------
the Indemnitor Representative shall have executed and delivered to the other an escrow agreement (the "Escrow Agreement"), which shall be in the form of Exhibit
                                                                         -------
1.  The Escrow Shares shall be held by Escrow Agent, as escrow agent pursuant to
-
the terms of the Escrow Agreement.

          4.4  Legending of Securities; Pooling Restrictions.  The Merger will
               ---------------------------------------------
be accounted for using the pooling-of-interests method of accounting, and accordingly each Shareholder agrees that such Shareholder will not transfer or otherwise reduce such

Shareholder's risks relative to the shares of Acquiror Common Stock to be received by each Shareholder upon consummation of the Merger until the date which is one business day after publication by Acquiror of its post-Closing operations for the period which includes at least thirty (30) days of post-Closing combined operations of Acquiror, Company and Nonpareil. Acquiror agrees that it will use its best efforts to publish such results within 60 days after the end of the first fiscal month containing the required 30-day period of post-Closing combined operations, unless the end of such month is also the end of a fiscal quarter of the Acquiror, in which event, Acquiror will use its best efforts to publish such results within 45 days after the end of such month, and that it will notify the undersigned promptly following such publication. Each certificate for Acquiror Common Stock to be issued to the Shareholders as part of the consideration provided in Section 3.1 shall bear the following legend:

        "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Mohawk Industries, Inc. ("Mohawk") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Mohawk) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Mohawk) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion reasonably satisfactory to counsel for Mohawk that such sale or transfer is otherwise exempt from the registration requirements of such Act."


                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF COMPANY,
                  ------------------------------------------
                        NONPAREIL AND THE SHAREHOLDERS
                        ------------------------------

          The Shareholders, Company and Nonpareil, jointly and severally, hereby represent and warrant to Acquiror as follows:

          5.1  Organization, Standing, and Power.   Company is a corporation
               ---------------------------------
duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Nonpareil is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Each of Company and Nonpareil is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The minute book and other organizational documents for Company and Nonpareil have been made available to Acquiror for its review and, except as disclosed in Section 5.1 of the Company and Shareholder Disclosure Memorandum, are true and complete in all Material respects as in effect as of the date of this Agreement and accurately reflect in all Material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

          5.2  Authority of Company and Nonpareil; No Breach By Agreement.
               -----------------------------------------------------------

               (a) Each of Company and Nonpareil has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Company and Nonpareil, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Company Capital Stock and Nonpareil Common Stock, which are the only shareholder votes required for approval of this Agreement and consummation of the Merger by Company and Nonpareil. Subject to such requisite shareholder approvals, this Agreement represents a legal, valid, and binding obligation of Company and Nonpareil, enforceable against Company and Nonpareil in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (b) Neither the execution and delivery of this Agreement by Company, Nonpareil or the Shareholders, nor the consummation by Company, Nonpareil or the Shareholders of the transactions contemplated hereby, nor compliance by Company, Nonpareil or the Shareholders with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Company's Articles of Incorporation or Bylaws, Nonpareil's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Company Entity or any resolution adopted by the board of directors or the shareholders of any Company Entity, or (ii) except as disclosed in
Section 5.2 of the Company and Shareholder Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Company Entity under, any Contract or Permit of any Company Entity or, (iii) subject to receipt of the requisite Consents referred to in Section

10.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Company Entity or any of their respective Assets (including any Acquiror Entity or any Company Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Acquiror Entity or any Company Entity being reassessed or revalued by any Tax authority).

               (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Company of the Merger and the other transactions contemplated in this Agreement.

          5.3  Capital Stock; Notes.
               --------------------

               (a) The authorized capital stock of Company consists of (i) 200,000 shares of Company Voting Common Stock, no par value per share, of which 10,000 shares are issued and outstanding and (ii) 800,000 shares of Company Nonvoting Common Stock, no par value per share, of which 227,792 shares are issued and outstanding. The authorized capital stock of Nonpareil consists of 100,000 shares of Nonpareil Common Stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. No shares of Company Capital Stock or Nonpareil Common Stock are held in treasury. All of the issued and outstanding shares of capital stock of Company and Nonpareil are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Company or Nonpareil has been issued in violation of any preemptive rights of the current or past shareholders of Company or Nonpareil. There are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Shareholders may vote.

               (b) Except as set forth in Section 5.3(a) or as disclosed in
Section 5.3(b) of the Company and Shareholder Disclosure Memorandum, there are no shares of capital stock or other equity securities of Company or Nonpareil outstanding and no outstanding Equity Rights relating to the capital stock of Company or Nonpareil. Each of the Shareholders is the owner of all right, title and interest (legal and beneficial) in and to that number or amount of Shares set forth next to such Shareholder's name in Section 5.3(a) of the Company and Shareholder Disclosure Memorandum, free and clear of all Liens. Collectively, the Shareholders own all right, title and interest (legal and beneficial) in and to all of the issued and outstanding shares of Company Capital Stock and Nonpareil Common Stock. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the purchase from the Shareholders of any of the Shares, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of Company or Nonpareil.

          5.4  Company Subsidiaries.   Each of Company and Nonpareil has
               --------------------
disclosed in Section 5.4 of the Company and Shareholder Disclosure Memorandum all of the Company Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Company Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the Company and Shareholder Disclosure Memorandum, Company, Nonpareil or one of their respective wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Company Subsidiary. No capital stock (or other equity interest) of any Company Subsidiary is or may become required to be issued (other than to another Company Entity) by reason of any Equity Rights, and there are no Contracts by which any Company Subsidiary is bound to issue (other than to another Company Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Company Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Company Subsidiary (other than to another Company Entity). There are no Contracts relating to the rights of any Company Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Company Subsidiary. All of the shares of capital stock (or other equity interests) of each Company Subsidiary held by a Company Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Company Entity free and clear of any Lien other than under the Securities Laws and applicable state securities Laws. Except as disclosed in Section 5.4 of the Company and Shareholder Disclosure Memorandum, each Company Subsidiary is a corporation, and each such Subsidiary is duly organized and validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Company Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The minute book and other organizational documents for each Company Subsidiary have been made available to Acquiror for its review, and, except as disclosed in Section 5.4 of the Company and Shareholder Disclosure Memorandum, are true and complete in all Material respects as in effect as of the date of this Agreement and accurately reflect in all Material respects all amendments thereto and all Material proceedings of the Board of Directors and shareholders thereof.

          5.5  Financial Statements.   Each of the Company Financial Statements
               --------------------
(including, in each case, any related notes) was prepared in accordance with

GAAP applied on a consistent basis throughout the periods involved, and fairly present in all Material respects the financial position of Company and its Subsidiaries or Nonpareil and its Subsidiaries, as appropriate, as at the respective dates and the results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to (i) normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect and (ii) the absence of notes that, if presented, would not differ Materially from those included in the most recent audited Company Financial Statements.

          5.6  Absence of Undisclosed Liabilities.   Except as set forth in
               ----------------------------------
Section 5.6 of the Company and Shareholder Disclosure Memorandum, no Company Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Company as of December 31, 1998, included in the Company Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Except as set forth in Section 5.6 of the Company and Shareholder Disclosure Memorandum, no Company Entity has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 5.6 of the Company and Shareholder Disclosure Memorandum, no Company Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $25,000.

          5.7  Absence of Certain Changes or Events.   Since December 31, 1998,
               ------------------------------------
except as disclosed in the Company Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Company and Shareholder Disclosure Memorandum: (i) except as a result of changes in Laws of general applicability or changes in the national economy, to Company's Knowledge, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the Company Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Company or Nonpareil provided in Article 8 and (iii) each of the Company and Nonpareil has not:

          (a) incurred any additional debt or other obligation for borrowed money; or

          (b) repurchased, redeemed, or otherwise acquired or exchanged, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Company Entity, or declared or paid any dividend or made any other distribution in respect of the capital stock of any Company Entity; or

          (c) except pursuant to this Agreement, issued, sold, pledged, encumbered, authorized the issuance of, entered into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permitted to become outstanding, any additional shares of Company Capital Stock, Nonpareil Common Stock, or any other capital stock of any Company Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right with respect to any capital stock of any Company Entity; or

          (d) sold, leased, mortgaged or otherwise disposed of or otherwise encumbered any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

          (e) granted any increase in compensation or benefits to the employees or officers of any Company Entity, except as required by Law or pursuant to the express terms of Contracts or policies which are described in Section 8.2(g) of the Company and Shareholder Disclosure Memorandum and other than ordinary and customary increases in employee salaries in connection with periodic employee evaluations; paid any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 8.2(g) of the Company and Shareholder Disclosure Memorandum; or entered into or amended any severance agreements with officers of any Company Entity, granted any increase in fees or other increases in compensation or other benefits to directors of any Company Entity; or

          (f) entered into any employment Contract between Company and any Person that Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (g) adopted any new employee benefit plan of any Company Entity or terminated or withdrawn from, or made any Material change in or to, any existing employee benefit plans of any Company Entity other than any such change that was required by Law or that, in the opinion of counsel to the Company, was necessary or advisable to maintain the tax qualified status of any such plan, or made any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

          (h) made any change in any Tax or accounting methods or systems of internal accounting controls; or

          (i) commenced any Litigation other than in accordance with past practice, settled any Litigation involving any Liability of any Company Entity for

     Material money damages or Material restrictions upon the operations of any Company Entity; or

          (j) entered into, modified, amended or terminated any Material Contract (including any loan Contract) or waived, released, compromised or assigned any Material rights or claims.

          5.8  Tax Matters.
               -----------

               (a) Except as set forth in Section 5.8 of the Company and Shareholder Disclosure Memorandum, all Tax Returns required to be filed (for any period for which any statute of limitations is open or for any period or portion thereof after December 31, 1989) by or on behalf of any of the Company Entities have been filed (and, with respect to federal and state income tax returns, have been timely filed), or requests for extensions have been filed (and, extensions with respect to federal and state income tax returns, have been timely filed), granted, and have not expired for periods ended on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and, except as set forth in Section 5.8 of the Company and Shareholder Disclosure Memorandum, all such Tax Returns are complete and accurate. Except as set forth in Section 5.8 of the Company and Shareholder Disclosure Memorandum, all Taxes of the Company Entities (for any period for which any statute of limitations is open or for any period or portion thereof after December 31, 1989) whether or not shown on filed Tax Returns have been paid, other than Taxes incurred in the ordinary course of business since January 1, 1998 which are not due or payable. There is no audit or examination currently pending to the Knowledge of any Company Entity (and there is no deficiency, refund or other Litigation currently pending) with respect to any Taxes of any of the Company Entities, except: (i) as disclosed and reserved against in the Company Financial Statements delivered prior to the date of this Agreement or (ii) as disclosed in Section 5.8 of the Company and Shareholder Disclosure Memorandum. Neither Company nor Nonpareil has received written notice of any audit or examination from the IRS for any taxable period ending after January 1, 1987. Except for Permitted Liens, there are no Liens with respect to Taxes upon any of the Assets of any of the Company Entities.

               (b) Except as set forth in Section 5.8 of the Company and Shareholder Disclosure Memorandum, none of the Company Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect .

               (c) Except as set forth in Section 5.8 of the Company and Shareholder Disclosure Memorandum, the current provision for any Taxes due or to become due for any of the Company Entities for the period or periods through and including the date of the respective Company Financial Statements that has been made and is reflected on such Company Financial Statements is sufficient to cover all such Taxes and has been recorded in accordance with GAAP.

               (d) Except as set forth in Section 5.8 of the Company and Shareholder Disclosure Memorandum, deferred Taxes of the Company Entities on the Company Financial Statements have been provided for in accordance with GAAP.

               (e) None of the Company Entities is a party to any Tax allocation or sharing agreement and none of the Company Entities has been a member of an affiliated group filing a consolidated federal income Tax Return or has any Liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

               (f) Each of the Company Entities is in Material compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all Material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

               (g) Except as disclosed in Section 5.8 of the Company and Shareholder Disclosure Memorandum, none of the Company Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make (or deem it to make) any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

               (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), with respect to any of the Company Entities that occurred during or after any taxable period in which any of the Company Entities incurred a net operating loss that carries over to any taxable period ending after February 28, 1998.

               (i) Since January 1, 1992, except as set forth in Section 5.8 of the Company and Shareholder Disclosure Memorandum, no Company Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

               (j) Except as disclosed in Section 5.8 of the Company and Shareholder Disclosure Memorandum, all sales and use Taxes with respect to the Company Entities have been paid to the proper taxing authorities or accrued in the ordinary course of business or all necessary certificates of exemption have been received and retained with respect thereto.

               (k) Except as disclosed in Section 5.8 of the Company and Shareholder Disclosure Memorandum, with respect to all samples sold or given away by any of the Company Entities, sales and use Taxes have been properly calculated and submitted to the applicable taxing authorities or accrued in the ordinary course of business.

               (l) Except as disclosed in Section 5.8 of the Company and Shareholder Disclosure Memorandum, none of the Company Entities have received any currently pending notice of assessment or currently pending proposed assessment in connection with any Tax Returns.

               (m) Except as disclosed in Section 5.8 of the Company and Shareholder Disclosure Memorandum, none of the Company Entities has agreed to make (and, therefore, is obligated to make), nor is any of the Company Entities required to make, any adjustment under Section 481(a) of the Internal Revenue Code (or a similar provision under any state, local or foreign Law) by reason of a change in method of accounting or otherwise.

               (n) None of the transactions described in this Agreement will cause any of the Company Entities to recognize any gain under Section 355(c) or
Section 361(c) of the Internal Revenue Code as a result of Section 355(e) applying.

          5.9  Assets and Accounts Payable.
               ----------------------------

               (a) Except as disclosed in Section 5.9 of the Company and Shareholder Disclosure Memorandum or as disclosed or reserved against in the Company Financial Statements delivered prior to the date of this Agreement, the Company Entities have good title, free and clear of all Liens, to all of their respective Assets, except for any Permitted Liens. All tangible properties used in the businesses of the Company Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with the past practices of Company and Nonpareil.

               (b) All items of inventory of the Company Entities reflected on the most recent balance sheet included in the Company Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time consisted and will consist, as applicable, of items of a quality and quantity usable and salable in the ordinary course of business, conform to generally accepted standards in the industry in which the Company Entities are a part and, except for surplus or obsolete items or items of below standard quality which have been written off, written down or reserved against to net realizable value, are valued in accordance with GAAP. All items of inventory of the Company Entities reflected on the most recent balance sheet included in the Company Financial Statements delivered prior to the Effective Time consisted and will consist, as applicable, of items of a quality and quantity usable and salable in the ordinary course of business, conform to generally accepted standards in the industry in which the Company Entities are a part and are valued in accordance with GAAP. The Company Entities currently have no items of the Hospitality inventory included in inventory on the balance sheets in the Company Financial Statements in excess of 360 days from production, other than inventory that has been revalued on the Company Financial Statements to $3.00 per square yard. The Company Entities currently have no items of the Commercial inventory included in inventory on the balance sheets in the Company Financial Statements in excess of 590 days from production, other than inventory that has been revalued on the Company Financial Statements to $3.00 per square yard. The Company Entities currently have no short rolls (38 feet in length or less) included in inventory on the balance sheets in the Company Financial Statements other than short rolls that have been revalued to $1.99 per square yard. The Company Entities currently have no drops or seconds included in inventory reflected on the balance sheets in the Company Financial Statements other than drops and seconds which have been revalued at $3.00 per square yard. The Company Entities currently have no "reboxed" yarn, creel out yarn or aged yarn in excess of 12 months from its last use in production included in inventory on the balance sheets in the Company Financial Statements, other than yarn which has been revalued on the Company Financial Statements to $.65 per pound or less.

               (c) The accounts receivable of the Company Entities as set forth on the most recent balance sheet included in the Company Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine and are valued in accordance with GAAP; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the most recent balance sheet included in the Company Financial Statements delivered prior to the date of this Agreement, the recorded allowance for collection losses and applicable reserves on such balance sheet. The allowance for collection losses on such balance sheet has been determined in accordance with GAAP.

               (d) All Assets which are Material to Company's business on a consolidated basis, held under leases or subleases by any of the Company Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

               (e) The Company Entities currently maintain insurance substantially similar in amounts, scope, and coverage to that maintained by other peer organizations. Except as set forth in Section 5.9(e) of the Company and Shareholder Disclosure Memorandum, none of the Company Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be Materially reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance.

               (f) The Assets of the Company Entities include all Assets required to operate the business of the Company Entities as presently conducted, except with respect to products and services which Company outsources in the ordinary course of Company's business and with respect to supplies, raw materials, components, inventory and other similar items which Company purchases from third parties in the ordinary course of Company's business.

               (g) Except as set forth in Section 5.9(g) of the Company and Shareholder Disclosure Memorandum, the accounts payable shown on the Company Financial Statements, and all accounts payable created since December 31, 1998 through the Effective Time, (i) represent and will represent valid obligations owing by Company or Nonpareil, as appropriate, (ii) have been incurred by Company or Nonpareil, as appropriate, in the ordinary course of business, and
(iii) have been and will be paid in accordance with the terms thereof, which are substantially similar to terms available generally in Company's industry.

          5.10 Intellectual Property.   Each Company Entity owns or has a
               ---------------------
license or right to use all of the Intellectual Property used by such Company Entity in the course of its business. Each Company Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Company Entity in connection with such Company Entity's business operations, and such Company Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Company Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of Company, threatened, which challenge the rights of any Company Entity with respect to Intellectual Property used, sold or licensed by such Company Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Company Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.10 of the Company and Shareholder Disclosure Memorandum, no Company Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. To the Knowledge of Company, no officer, director or employee is party to any Contract with any Person other than a Company Entity which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a Company Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Company Entity. Except as disclosed in
Section 5.10 of the Company and Shareholder Disclosure Memorandum, to the Knowledge of Company, no officer, director or employee of any Company Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Company Entity. Each item of Material Intellectual Property is set forth in
Section 5.10A of the Company and Shareholder Disclosure Memorandum.

          5.11 Environmental Matters.
               ---------------------

               (a) Each Company Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

               (b) There is no Litigation (or, to Company's Knowledge, any litigation against any person whose liability, or any portion thereof, any Company Entity has retained or assumed contractually or by operation of law) pending or, to the Knowledge of the Company, threatened before any court, governmental agency, or authority or other forum in which any Company Entity or any of its Operating Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for noncompliance or alleged noncompliance (including by any predecessor) with any Environmental Law, (ii) relating to the emission, release or threatened release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring from, at, on, under, adjacent to, or affecting any Company Entity or at any of its Operating Properties or Participation Facilities, (iii) relating to the transportation, treatment, storage, recycling or other handling of any Hazardous Material, (iv) relating to the placement of structures or materials into waters of the United States, or (v) relating to the presence of any Hazardous Material, including, but not limited to, asbestos, in any building, structure or workplace of any Company Entity or at any of its Operating Properties or Participation Facilities, nor, to the Knowledge of the Company, are there any past or present actions, activities, circumstances, conditions, events, or incidents that could reasonably be expected to give rise to any Litigation of a type described in this sentence.

               (c) Except as not reasonably likely to have a Company Material Adverse Effect and except as allowed by Environmental Laws in effect as of the date hereof, no surface or subsurface soil, surface water, ground water, or subsurface strata in, under or, to Company's Knowledge, adjacent to any Company Entity's Operating Properties or Participation Facilities has been contaminated by any Hazardous Material to such an extent that is required to be reported to any Regulatory Authority or investigated, removed, remediated or cleaned up under any Environmental Law, and which has not been reported, investigated, removed, remediated or cleaned up as so required.

               (d) Without limiting the generality of any of the foregoing, during the period of (i) any Company Entity's ownership or operation of any of their respective Operating Properties or Participation Facilities, (ii) any Company Entity's participation in the management of any Participation Facility, or (iii) any Company Entity's holding of a security interest in an Operating Property, there have been no emissions, releases, discharges, spillages, or disposals of Hazardous Material from, in, on, under, or, to Company's Knowledge, adjacent to, or affecting such properties, except such as are in full compliance with Environmental Laws in effect as of the date hereof and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, prior to the period of (i) any Company Entity's ownership or operation of any of their respective current properties,
(ii) any Company Entity's participation in the management of any Participation Facility, or (iii) any Company Entity's holding of a security interest in an Operating Property, there were no emissions, releases, discharges, spillages, or disposals of Hazardous Material from, in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are in full compliance with Environmental Laws in effect as of the date hereof and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Entity has complied in all Material respects with all reporting requirements under Environmental Laws concerning the emission, release, discharge, spillage, or disposal of Hazardous Materials concerning any site owned, leased, or operated by any Company Entity or any of its Operating Properties or Participation Facilities or concerning operations or activities at such properties.

               (e) All waste containing any Hazardous Materials generated, used, handled, stored, treated or disposed of (directly or indirectly) by any Company Entity or at any Company Entity's Operating Properties or Participation Facilities has been stored or disposed of in Material compliance with all applicable Environmental Laws in effect as of the date hereof, except as not reasonably likely to have a Company Material Adverse Effect. All such wastes have been removed from all such properties. Without limiting the generality of any of the foregoing, all onsite and offsite locations where any Company Entity has stored, disposed of or arranged for the disposal of Hazardous Materials are identified in Section 5.11 of the Company and Shareholder Disclosure Memorandum.

               (f) All underground tanks and other underground storage facilities located at any Company Entity's Operating Properties or Participation Facilities are listed together with the capacity and contents of each such tank or facility set forth in Section 5.11(f) of the Company and Shareholder Disclosure Memorandum. None of such underground tanks or facilities is leaking or has leaked, except as not reasonably likely to have a Company Material Adverse Effect.

               (g) None of the Operating Properties or Participation Facilities of any Company Entity contains any friable asbestos-containing materials and no polychlorinated biphenyls (PCB's) are used or stored on or in any such properties, except as not reasonably likely to have a Company Material Adverse Effect.

               (h) Section 5.11 of the Company and Shareholder Disclosure Memorandum contains a correct and complete list of all environmental site assessments and other environmental studies, including, without limitation, any environmental sampling and laboratory analytical data, obtained by or in the possession of any or all Company Entities relating to any Company Entity's Operating Properties or Participation Facilities, and the Company has previously delivered to Acquiror a correct and complete copy of each such assessment and study and any such data.

          Notwithstanding any other provision of this Agreement, Sections 5.11 and 5.12 contain the sole and exclusive representations and warranties of the Company related to environmental matters, including, without limitation, anything arising under Environmental Laws.

          5.12 Compliance with Laws.   Each Company Entity has in effect all
               --------------------
Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and there has occurred and is continuing no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in Section 5.12 of the Company and Shareholder Disclosure Memorandum, none of the Company Entities:

          (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

          (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; or

          (c) since January 1, 1997, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Company Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, or (ii) requiring any Company Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all Material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Acquiror.

          5.13 Labor Relations.
               ---------------

               (a) No Company Entity is the subject of any currently pending Litigation asserting that it or any other Company Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Company Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Company Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Company Entity pending or, to the Knowledge of the Company, threatened, nor to the Knowledge of Company, is there any activity involving any Company Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

               (b) Except as disclosed in Section 5.13 of the Company and Shareholder Disclosure Memorandum, neither the Company nor Nonpareil has received any notice that any of the officers, employees, consultants, agents, or other persons currently performing services for any Company Entity, will terminate or has stated an intention to terminate his or her employment currently or at any time before or within 60 days after the Closing Date or will otherwise not be available to Acquiror, or not agree to employment with Acquiror, on substantially equivalent terms and conditions as his or her current employment by such Company Entity.

               (c) Since 1989, none of the Company Entities has effectuated (i) a "plant closing", as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act"), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as disclosed in Section 5.13 of the Company and Shareholder Disclosure Memorandum, none of the Company's employees has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the date hereof

          5.14 Employee Benefit Plans.
               ----------------------

               (a) Company has disclosed in Section 5.14 of the Company and Shareholder Disclosure Memorandum, and has delivered or made available to Acquiror prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Company Entity or any entity which is considered one employer with Company under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Company Benefit Plans"). Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Company ERISA Plan." No Company Entity nor an ERISA Affiliate thereof has ever maintained, sponsored or contributed to a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) or a multiemployer plan within the meaning of Section 3(37) of ERISA.

               (b) Company has delivered or made available to Acquiror prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto; (ii) with respect to any such Company Benefit Plans or amendments thereto, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation; (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the most recent plan year; (iv) the most recent summary plan descriptions and any modifications thereto; and (v) copies of any filings with the Internal Revenue Service under Rev. Proc. 94-64 or its successor revenue procedures (VCR Program), closing agreements involving an Employee Benefit Plan, filings under Rev. Proc. 94-16 or its successor revenue procedures (Walk in CAP) or documentation required under the field directive issued 1/7/97 or its successor authority discussing the IRS Administrative Policy Regarding Self-Correction where such procedure has been used in connection with an Employee Benefit Plan.

               (c) All Company Benefit Plans are in Material compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter or opinion letter from the Internal Revenue Service, and Company has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter or opinion letter. No Company Entity has engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Company Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company Entities nor, to the Knowledge of Company, any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could subject any Company Entity to any direct or indirect liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such liability, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. No oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been made to employees of any Company Entity or ERISA Affiliate which is not in accordance with the written or otherwise preexisting terms and provisions of such plans, where any liability, individually or in the aggregate, with respect to such representation or disclosure is reasonably likely to have a Company Material Adverse Effect. There are no unresolved claims or disputes under the terms of, or in connection with, any Company Benefit Plan other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Company Benefit Plan.

               (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Company Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No Company Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company ERISA Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

               (e) Except as disclosed in Section 5.14 of the Company and Shareholder Disclosure Memorandum and except as required by the Consolidated Omnibus Reconciliation Act of 1984, as amended, no Company Entity has any Liability for retiree health and life benefits under any of the Company Benefit Plans and there are no restrictions on the rights of such Company Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder.

               (f) Except as disclosed in Section 5.14 of the Company and Shareholder Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Company Entity from any Company Entity under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

               (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Company Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Company Financial Statements to the extent required by and in accordance with GAAP.

          5.15 Material Contracts.   Except as disclosed in Section 5.15 of the
               ------------------
Company and Shareholder Disclosure Memorandum or otherwise reflected in the Company Financial Statements, none of the Company Entities, nor any of their respective Assets, businesses or operations, is a party to, or is bound by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000; (ii) any Contract relating to the borrowing of money by any Company Entity or the guarantee by any Company Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business); (iii) any Contract which prohibits or restricts any Company Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person; (iv) any Contract with, between or among Company Entities, or any Affiliate thereof; (v) any Contract involving Intellectual Property used by any Company Entity in the course of its business (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses); (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Company Entity requiring payments by any Company Entity in excess of $50,000 in any calendar year; (vii) any written Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving annual payments under any individual Contract not in excess of $100,000); and (viii) any oral Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving annual payments under any individual Contract not in excess of $50,000) (together with all Contracts referred to in Sections 5.9 and 5.14(a), the "Company Contracts"). With respect to each Company Contract and except as disclosed in Section 5.15 of the Company and Shareholder Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Company Entity is in Material Default thereunder;
(iii) no Company Entity has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Company, in Default in any Material respect or has repudiated or waived any Material provision thereunder. All of the indebtedness of any Company Entity for money borrowed is prepayable at any time by such Company Entity without penalty or premium.

          5.16 Legal Proceedings.   Except as set forth in Section 5.16 of the
               -----------------
Company and Shareholder Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Company, threatened against any Company Entity, or against any director, employee or employee benefit plan of any Company Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Company Entity.
Section 5.16 of the Company and Shareholder Disclosure Memorandum contains a summary of all pending Litigation as of the date of this Agreement to which any Company Entity is a party and which names a Company Entity as a defendant or cross-defendant.

          5.17 Reports.   Since January 1, 1994, or the date of organization if
               -------
later, each Company Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except those reports for which the failure to file would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws. As of its respective date, each such report and document did not, in all Material respects, contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          5.18 Statements True and Correct.   No statement, certificate,
               ---------------------------
instrument, or other writing furnished by any Company Entity or any Affiliate thereof to Acquiror pursuant to this Agreement contains any untrue statement of Material fact or omits to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Company Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

          5.19 Accounting, Tax and Regulatory Matters.   To Company's Knowledge,
               --------------------------------------
no Company Entity or any Shareholder or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent either of the Company Merger or the Nonpareil Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 10.1(a) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

          5.20 State Takeover Laws.   Each Company Entity and each Shareholder
               -------------------
has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including, but not limited to, Section 14-2-1111 of the GBCC.

          5.21 Charter Provisions.   Each Company Entity and each Shareholder
               ------------------
has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Company Entity or restrict or impair the ability of Acquiror or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Company Entity that may be directly or indirectly acquired or controlled by them.

          5.22 Board Recommendation.   Each of the Boards of Directors of
               --------------------
Company and Nonpareil, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office)
(i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, taken together, are fair to and in the best interests of the Shareholders and (ii) resolved to recommend that the Shareholders approve this Agreement.

          5.23 Compliance with the Immigration Reform and Control Act.   To the
               ------------------------------------------------------
Knowledge of Company, each Company Entity is in Material compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (the "Immigration Laws"). With respect to each employee (as defined in Section 274a.1(f) of Title 8, Code of Federal Regulations) of each Company Entity for whom compliance with the Immigration Laws by an employer (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) is required, Company, upon request of Acquiror, will make available to Acquiror prior to the Closing Date, such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers which are retained with the Form I-9 by the employer pursuant to the Immigration Laws. Except as set forth in Section 5.23 of the Company and Shareholder Disclosure Memorandum, none of the Company Entities has ever been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor has any of such Company Entities been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to Company's Knowledge, threatened.

          5.24 Legal Compliance.   To the Knowledge of the Company, none of the
               ----------------
Company Entities nor any director, officer, agent, employee or other person associated with or acting on behalf of any Company Entity has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment, using corporate funds.

          5.25 Year 2000.   Company has developed a plan and timeline for
               ---------
addressing the inability of some computer hardware, software and systems or equipment with embedded microchips to process accurately data involving dates before, during and after January 1, 2000 (the "Y2K Plan"). Company has taken steps to implement the Y2K Plan and, if Acquiror and Company continue the implementation of the Y2K Plan in accordance with the timeline set forth therein, except as set forth in Section 5.25 of the Company and Shareholder Disclosure Memorandum and except to the extent not reasonably likely to have a Company Material Adverse Effect: (i) the hardware and software systems and manufacturing equipment of each Company Entity include design, performance and functionality so that Company does not reasonably expect to experience invalid or incorrect results or abnormal hardware, software or manufacturing equipment operation related to calendar year 2000 and (ii) the hardware and software systems of each Company Entity include or will include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century.


                                   ARTICLE 6
                REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
                ----------------------------------------------

     Each of the Shareholders severally represents and warrants to Acquiror as follows:

     6.1  Ownership of Securities.   Except as set forth in Section 6.1 of the
          -----------------------
Company and Shareholder Disclosure Memorandum, such Shareholder is the owner of all right, title and interest (legal and beneficial) in and to that number of shares of Company Capital Stock and Nonpareil Common Stock and that principal value of Company Notes and Nonpareil Notes listed opposite the name of such Shareholder in Schedule I, free and clear of any and all Liens of any nature whatsoever. Except as specifically contemplated by this Agreement, no person or entity has any Contract or Right (whether preemptive or contractual) capable of becoming a Contract or Right for the purchase of any shares of Company Capital Stock and Nonpareil Common Stock from such Shareholder.

     6.2  Authority of Shareholders; No Breach By Agreement.
          -------------------------------------------------

          (a) Each of the Shareholders has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Shareholders' Closing Documents and to perform its obligations under this Agreement and the Shareholders' Closing Documents. This Agreement represents a legal, valid, and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by the Shareholders of the Shareholders' Closing Documents, the Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of each Shareholder, enforceable against each Shareholder in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by any Shareholder, nor the consummation by any Shareholder of the transactions contemplated hereby, nor compliance by any Shareholder with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the governing instruments of any Shareholder that is not a natural person, or (ii) except as disclosed in Section 6.2 of the Company and Shareholder Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any such Shareholder under, any Contract or Permit of any such Shareholder, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 10.1(b), violate any Law or Order applicable to any Shareholder or to any Company Entity or any of their respective Material Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by the Shareholders of the transactions contemplated in this Agreement.

     6.3  Purchase for Investment; Accredited Investor Status.  Such Shareholder
          ---------------------------------------------------
is acquiring shares of Acquiror Common Stock for investment and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the shares of Acquiror Common Stock so acquired, other than in accordance with the terms and conditions of the Stock Restriction and Registration Rights Agreement. Such Shareholder is an "accredited investor" as defined in Rule 501(a) of the rules promulgated under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Shareholder's investment in the Acquiror Common Stock; such Shareholder has the ability to bear the economic risks of such investment; such Shareholder has the capacity to protect such Shareholder's own interests in connection with the transactions contemplated by this Agreement; and such Shareholder has had an opportunity to obtain such financial and other information from the Company as such Shareholder deems necessary or appropriate in connection with evaluating the merits of the investment in the Acquiror Common Stock.

     6.4  Statements True and Correct.  No statement, certificate, instrument,
          ---------------------------
or other writing furnished by any Shareholder to Acquiror pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains any untrue statement of Material fact or omits to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Shareholder is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

                                   ARTICLE 7
                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                  ------------------------------------------

     Acquiror hereby represents and warrants to Company, Nonpareil and the Shareholders as follows:

     7.1  Organization, Standing, and Power.  Acquiror is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Material Assets.

     7.2  Authority; No Breach By Agreement.
          ---------------------------------

          (a) Acquiror has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Acquiror. This Agreement represents a legal, valid, and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon execution and delivery by Acquiror of the Acquiror Closing Documents, such Acquiror Closing Documents will constitute the legal, valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Except as set forth in Section 7.2(b) of the Acquiror Disclosure Memorandum, neither the execution and delivery of this Agreement by Acquiror, nor the consummation by Acquiror of the transactions contemplated hereby, nor compliance by Acquiror with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Acquiror's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Acquiror Entity under, any Contract or Permit of any Acquiror Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 10.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Acquiror Entity or any of their respective Material Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Acquiror of the Merger and the other transactions contemplated in this Agreement.

     7.3  Capital Stock.
          -------------

          (a) The authorized capital stock of Acquiror consists of (i) 150,000,000 shares of Acquiror Common Stock, of which 57,427,743 shares are issued and outstanding as of February 24, 1999, and (ii) 60,000 shares of Acquiror Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Acquiror Capital Stock are, and all of the shares of Acquiror Common Stock to be issued in exchange for shares of Company Capital Stock and Nonpareil Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Acquiror Capital Stock has been, and none of the shares of Acquiror Common Stock to be issued in exchange for shares of Company Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Acquiror. At the Effective Time, each Shareholder will own the Acquiror Common Stock to be issued in the Merger in exchange for shares of Company Capital Stock upon consummation of the Merger free and clear of all Liens other than Liens imposed by the Securities Laws and applicable state securities Laws (other than the shares of Acquiror Common Stock subject to the terms of the Escrow Agreement).

     7.4  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Acquiror has timely filed and made available to Company all SEC Documents required to be filed by Acquiror since December 31, 1995 (the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such

Acquiror SEC Reports or necessary in order to make the statements in such Acquiror SEC Reports, in light of the circumstances under which they were made, not misleading.

          (b) Each of the Acquiror Financial Statements (including, in each case, any related notes) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all Material respects the consolidated financial position of Acquiror and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring yearend adjustments which were not or are not expected to be Material in amount or effect.

     7.5  Absence of Certain Changes or Events.   Since December 31, 1997,
          ------------------------------------
except as disclosed in the Acquiror Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 7.5 of the Acquiror Disclosure Memorandum, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

     7.6  Legal Proceedings.   There is no Litigation instituted or pending, or,
          -----------------
to the Knowledge of Acquiror, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Acquiror Entity, or against any director, employee or employee benefit plan of any Acquiror Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Acquiror Entity.

     7.7  Statements True and Correct.   No statement, certificate, instrument
          ---------------------------
or other writing furnished by any Acquiror Entity or any Affiliate thereof to Company pursuant to this Agreement or any other document, agreement or instrument referred to herein contains any untrue statement of Material fact or omits to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Acquiror Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     7.8  Authority of Sub.   Each of Sub 1 and Sub 2 is a corporation duly
          ----------------
organized, validly existing and in good standing under the Laws of the State of Georgia as a wholly owned Subsidiary of Acquiror. The authorized capital stock of Sub 1 shall consist of 1,000 shares of Sub 1 Common Stock, 100 of which are validly issued and outstanding, fully paid and nonassessable and are owned by Acquiror free and clear of any Lien. The authorized capital stock of Sub 2 shall consist of 1,000 shares of Sub 2 Common Stock, 100 of which are validly issued and outstanding, fully paid and nonassessable and are owned by Acquiror free and clear of any Lien. Each of Sub 1 and Sub 2 has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of Sub 1 and Sub 2. This Agreement represents a legal, valid, and binding obligation of each of Sub 1 and Sub 2, enforceable against each of Sub 1 and Sub 2 in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Acquiror, as the sole shareholder of each of Sub 1 and Sub 2, has voted prior to the Effective Time the shares of Sub 1 Common Stock and Sub 2 Common Stock in favor of approval of this Agreement, as and to the extent required by applicable Law.

     7.9  Accounting, Tax and Regulatory Matters.   To Acquiror's Knowledge, no
          --------------------------------------
Acquiror Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to
(i) prevent either of the Company Merger or the Nonpareil Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 10.1(a) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                                   ARTICLE 8
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

     8.1  Affirmative Covenants of Company Entities.   From the date of this
          -----------------------------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Acquiror shall have been obtained, which shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated herein, each of Company and Nonpareil shall and shall cause each of the Company Entities to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) Materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 10.1(a) or

10.1(b), or (ii) Materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

          8.2  Negative Covenants of Company Entities.  From the date of this
               --------------------------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Acquiror shall have been obtained, which shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated herein, each of Company and Nonpareil covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Company Entity; or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than (i) indebtedness of a Company Entity to another Company Entity, (ii) fluctuations under Durkan's revolving credit facility with NationsBank in the ordinary course of the business of the Company Entities consistent with past practices and (iii) indebtedness, not including indebtedness described in clause (ii) of this subsection, under the Company Entities' existing credit facilities up to $300,000 more than the indebtedness currently outstanding under such facilities as of the date hereof (for the Company Entities on a consolidated basis)) or, except in the ordinary course of the business of the Company Entities consistent with past practices, impose, or suffer the imposition, on any Asset of any Company Entity of any Lien or permit any such Lien to exist (other than in connection with Liens that are incurred in connection with the Company Entities' existing credit facilities or that are disclosed in Section 8.2(b) of the Company and Shareholder Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Company Entity, or declare or pay any dividend or make any other distribution in respect of the capital stock of any Company Entity; or

          (d) except pursuant to this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Company Capital Stock, Nonpareil Common Stock or any other capital stock of any Company Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right with respect to any capital stock of any Company Entity; or

          (e) adjust, split, combine or reclassify any capital stock of any Company Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of capital stock of any Company Entity, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Company Entity; or

          (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any Material investment, either by purchase of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Company Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (g) grant any increase in compensation or benefits to the employees, officers or directors of any Company Entity, except in accordance with past practice disclosed in Section 8.2(g) of the Company and Shareholder Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in
     Section 8.2(g) of the Company and Shareholder Disclosure Memorandum, or enter into or amend any severance agreements with officers of any Company Entity, grant any Material increase in fees or other increases in compensation or other benefits to directors of any Company Entity except in accordance with past practice disclosed in Section 8.2(g) of the Company and Shareholder Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

          (h) enter into or amend any employment Contract between any Company Entity and any Person (unless such amendment is required by Law) that the Company Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Company Entity or terminate or withdraw from, or make any Material change in or to, any existing employee benefit plans of any Company Entity other than any such change that is required by Law or that, in the opinion of counsel for the Company, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Company Entity for Material money damages or restrictions upon the operations of any Company Entity; or

          (l) except in the ordinary course of business, enter into, modify, amend or terminate any Material Contract (including any loan Contract with an unpaid balance exceeding $25,000) or waive, release, compromise or assign any Material rights or claims; or

          (m) fail to pay any accounts payable shown on the Company Financial Statements or any accounts payable created since December 31, 1998 other than in accordance with the terms thereof.

          8.3  Covenants of Acquiror.  From the date of this Agreement until the
               ---------------------
earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Company shall have been obtained, and except as otherwise expressly contemplated herein, Acquiror covenants and agrees that it shall and shall cause its Subsidiaries to: (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Acquiror Common Stock and the business prospects of the Acquiror Entities and to the extent consistent therewith use all reasonable efforts to preserve intact the Acquiror Entities' core businesses, and (b) take no action which would (i) Materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 10.1(a) or 10.1(b), or (ii) Materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Acquiror Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the reasonable judgment of Acquiror, desirable in the conduct of the business of Acquiror and its Subsidiaries.

          8.4  Adverse Changes in Condition.  Each Party agrees to give written
               ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or an Acquiror Material Adverse Effect, as applicable, or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                                   ARTICLE 9
                             ADDITIONAL AGREEMENTS
                             ---------------------

          9.1  Disclosure Statement; Shareholder Approval.  Each of Company and
               ------------------------------------------
Nonpareil shall call a Shareholders' Meeting, to be held as soon as reasonably practicable for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) each of Company and Nonpareil shall prepare a Disclosure Statement and mail such Disclosure Statement to its shareholders,
(ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Disclosure Statement,
(iii) each of the Boards of Directors of Company and Nonpareil shall recommend to its shareholders the approval of the matters submitted for approval, and (iv) the Boards of Directors and officers of each of Company and Nonpareil shall use their reasonable efforts to obtain such shareholders' approval.

          9.2  Exchange Listing.  Prior to the effectiveness of any Registration
               ----------------
Statement filed pursuant to the Stock Restriction and Registration Rights Agreement, Acquiror shall use its reasonable best efforts to list on the NYSE, subject to official notice of issuance, the shares of Acquiror Common Stock to be issued to the Shareholders pursuant to the Merger and subject to such Registration Statement, and Acquiror shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

          9.3  Applications; Antitrust Notification.   Acquiror shall promptly
               ------------------------------------
prepare and file, and Company, Nonpareil and the Shareholders shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

          9.4  Filings with State Offices.   Upon the terms and subject to the
               --------------------------
conditions of this Agreement, each of Company and Nonpareil shall execute and file the Certificates of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

          9.5  Agreement as to Efforts to Consummate.   Subject to the terms and
               -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 10; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     9.6  Investigation and Confidentiality.
          ---------------------------------

          (a) Prior to the Effective Time or the earlier termination of this Agreement, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          (c) Each of Company and Nonpareil shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to either of Company or Nonpareil to preserve the confidentiality of the information relating to the Company Entities provided to such Persons and their Affiliates and Representatives.

          (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect, as applicable.

     9.7  Press Releases.   Prior to the Effective Time, Company and
          --------------
Acquiror shall consult with each other as to the form and substance of any press release or other public disclosure Materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section
9.7 shall be deemed to prohibit any Party from making any disclosure which its counsel reasonably deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law (however, the disclosing Party must promptly notify the other Party that such disclosure is being made, and promptly provide a copy of the press release for review).

     9.8  Certain Actions.
          ---------------

          (a) Until the termination of this Agreement in accordance with its terms, except with respect to this Agreement and the transactions contemplated hereby, no Company Entity nor any Shareholder nor any Affiliate thereof nor any Representatives thereof retained by any Company Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. No Company Entity, any Shareholder or any Affiliate or Representative thereof shall furnish any non-public information, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal. Each Shareholder and Company shall promptly advise Acquiror following the receipt of any Acquisition Proposal and the details thereof, and advise Acquiror of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Each Shareholder, Company and Nonpareil shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

          (b) Acquiror agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, neither Acquiror nor any of its Subsidiaries or Affiliates will solicit to employ or employ any of the persons listed in Section 9.8(b) of the Company and Shareholder Disclosure Memorandum, without obtaining the prior written consent of the Chief Executive Officer of the Company.
Company and Nonpareil agree that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, neither Company, Nonpareil nor any of their respective Subsidiaries or Affiliates will solicit to employ or employ any of the persons listed in Section 9.8(b) of the Acquiror Disclosure Memorandum, without obtaining the prior written consent of the Chief Executive Officer of Acquiror.

     9.9  Accounting and Tax Treatment.   Each of the Parties undertakes
          ----------------------------
and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause either the Company Merger or the Nonpareil Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. No Party has any Knowledge of any fact or circumstance that is reasonably likely to prevent either of the Company Merger or the Nonpareil Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     9.10 State Takeover Laws.  Each Company Entity and each Shareholder shall
          -------------------
take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including, but not limited to, Section 14-2-1111 of the GBCC.

     9.11 Charter Provisions.  Each Company Entity shall take all necessary
          ------------------
action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Company Entity or restrict or impair the ability of Acquiror or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Company Entity that may be directly or indirectly acquired or controlled by them.

     9.12 Agreement of Affiliates.  Company has disclosed in Section 9.12 of the
          -----------------------
Company and Shareholder Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Company or Nonpareil for purposes of Rule 145 under the 1933 Act. Each of Company and Nonpareil shall use its reasonable efforts to cause each such Person to deliver to Acquiror not later than 5 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 4, providing that such Person will not sell, pledge, transfer, or
   ---------
otherwise dispose of the shares of Company Capital Stock or Nonpareil Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Acquiror Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and, since the Merger will be accounted for by the pooling-of-interests method of accounting, until such time as financial results covering at least 30 days of combined operations of Acquiror, Company and Nonpareil have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Since the Merger will be accounted for using the pooling-of-interests method of accounting, shares of Acquiror Common Stock issued to such affiliates of Company in exchange for shares of Company Capital Stock and Nonpareil Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Acquiror, Company and Nonpareil have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 9.12 (and Acquiror shall be entitled to place restrictive legends upon certificates for shares of Acquiror Common Stock issued to affiliates of Company and Nonpareil pursuant to this Agreement to enforce the provisions of this Section 9.12).

     9.13 Agreement to Vote.  (a) Each Shareholder hereby agrees to attend
          -----------------
the Shareholders' Meeting, in person or by proxy, and to vote (or cause to be voted) all shares of Company Capital Stock and Nonpareil Common Stock that such Shareholder owns or has the right to vote, for approval and adoption of this Agreement and the Merger, such agreement to vote to apply also to any adjournment or adjournments of the Shareholders' Meeting.

          (b) Each Shareholder hereby agrees that at all times prior to the Effective Time, the Shareholders shall collectively continue to own a number and kind of shares of Company Capital Stock and Nonpareil Common Stock having the right to cast a majority of the votes of the outstanding capital stock of each of the Company and Nonpareil entitled to vote on this Agreement and the Merger and any other proposals.

          (c) To the extent inconsistent with the foregoing provisions of this
Section 9.13, each Shareholder hereby revokes any and all previous proxies with respect to such Shareholder's shares of Company Capital Stock and Nonpareil Common Stock.

     9.14 Supplemental Disclosures.
          ------------------------

          (a) Company, Nonpareil and the Shareholders shall have the continuing right and obligation up to and including the Closing or the earlier termination of this Agreement to supplement promptly or amend the Company and Shareholder Disclosure Memorandum with respect to any matter hereafter arising or discovered by or otherwise coming to the attention of the Shareholders or the Company which, if existing or known by the Shareholders or the Company at the date of this Agreement, would have been required to be set forth or listed in the Company and Shareholder Disclosure Memorandum, provided however, that Acquiror
                                               ----------------
may unilaterally extend the Closing Date if necessary to allow Acquiror five (5) business days to review such supplements prior to the Closing Date.

          (b) Acquiror shall have the continuing right and obligation up to and including the Closing or the earlier termination of this Agreement to supplement promptly or amend the Acquiror Disclosure Memorandum with respect to any matter hereafter arising or discovered by or otherwise coming to the attention of Acquiror which, if existing or known by Acquiror at the date of this Agreement, would have been required to be set forth or listed in the Acquiror Disclosure Memorandum, provided however, that Company and the Shareholders may unilaterally
            ----------------
extend the Closing Date if necessary to allow Company and the Shareholders five
(5) business days to review such supplements prior to the Closing Date.

     9.15 Employee Matters.  With respect to severance and employee welfare
          ----------------
benefits and seniority, Acquiror shall recognize for purposes of participation, eligibility, vesting and benefit accruals (to the extent applicable under the employee severance plans of Acquiror) the service of any employee of Company or Nonpareil prior to the Closing Date with any Company Entity or any of their respective predecessors, if such service is recognized for such purposes by such Company Entity. Each employee of

Company shall be entitled to receive severance benefits pursuant to employee severance plans of Acquiror if, and only if, such employee is not also entitled to receive severance benefits pursuant to an existing employment contract between Company or Nonpareil and such employee.


                                  ARTICLE 10
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

          10.1 Conditions to Obligations of Each Party.  The respective
               ---------------------------------------
obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by all Parties pursuant to Section 13.7:

          (a) Regulatory Approvals.  All Consents of, filings and registrations
              --------------------
     with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so Materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

          (b) Consents and Approvals.  Each Party shall have obtained any and
              ----------------------
     all Consents required for consummation of the Merger (other than those referred to in Section 10.1(a)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or an Acquiror Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so Materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

          (c) Legal Proceedings.  No court or Regulatory Authority of competent
              -----------------
     jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (d) Pooling Letters.  Each of the Parties shall have received letters,
              ---------------
     dated as of the Effective Time, addressed to Acquiror, in form and substance reasonably acceptable to each Party, from KPMG LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each of the Parties also shall have received letters, dated as of the Effective Time, addressed to Company, in form and substance reasonably acceptable to each Party, from Fred A. Mayfield & Company to the effect that such firm is not aware of any matters relating to the Company Entities which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

          (e) Tax Matters.  Each of Company, Nonpareil and Acquiror shall have
              -----------
     received a written opinion of counsel from Alston & Bird LLP, which shall state that the Shareholders may rely thereon, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) each of the Company Merger and the Nonpareil Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) the exchange in each of the Company Merger and the Nonpareil Merger of the Company Capital Stock or Nonpareil Common Stock, as applicable, for Acquiror Common Stock will not give rise to gain or loss to the Company Shareholders or Nonpareil Shareholder, as applicable (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon factual representations of the Shareholders and of officers of Company, Nonpareil and Acquiror reasonably satisfactory in form and substance to such counsel.

          (f) Registration Rights.  Acquiror and each of the Shareholders shall
              -------------------
     have executed and delivered the Stock Restriction and Registration Rights Agreement, in the form attached hereto as Exhibit 2.
                                               ---------

          10.2 Conditions to Obligations of Acquiror.  The obligations of
               -------------------------------------
Acquiror to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Acquiror pursuant to Section 13.7(a):

          (a) Representations and Warranties. For purposes of this Section
              ------------------------------
     10.2(a), the accuracy of the representations and warranties of Company, Nonpareil and the Shareholders set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct. The representations and warranties set forth in Sections 5.19, 5.20, and 5.21 shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Company, Nonpareil and the Shareholders set forth in this

     Agreement (including the representations and warranties set forth in Sections 5.3, 5.19, 5.20, and 5.21) such that the aggregate effect of such inaccuracies, together with any supplemental disclosures made pursuant to
     Section 9.14(a), has, or is reasonably likely to have, a Company Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Company Material Adverse Effect" shall be deemed not to include such qualification.

          (b) Performance of Agreements and Covenants.  Each and all of the
              ---------------------------------------
     agreements and covenants of Company, Nonpareil and the Shareholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c) Certificates.  Each of the Shareholders (as to matters described
              ------------
     below involving Shareholders), Company (as to matters described below involving Company) and Nonpareil (as to matters described below involving Nonpareil) shall have delivered to Acquiror (i) a certificate, dated as of the Effective Time and signed by each Shareholder and on behalf of each of the Company and Nonpareil by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section
     10.1 as relates to each of Company and Nonpareil and in Section 10.2(a) and 10.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by each of Company's and Nonpareil's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Acquiror and its counsel shall reasonably request.

          (d) Affiliates Agreements.  Acquiror shall have received from each
              ---------------------
     affiliate of Company and Nonpareil the letter referred to in Section 9.12, to the extent necessary to assure in the reasonable judgment of Acquiror that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

          (e) Shareholders' Equity.  Company's shareholders' equity as of the
              --------------------
     Closing shall not be less than Company's shareholders' equity as of December 31, 1998.

          (f) Noncompetition Agreements. Each of Thomas R. Durkan, II, Thomas R.
              -------------------------
     Durkan, III and Patricia Durkan shall have executed and delivered to Acquiror a Noncompetition agreement in substantially the form of Exhibit 3
                                                                      ---------
     (collectively, the "Noncompetition Agreements").

          (g) Escrow Agreement.  Each of the Shareholders and Escrow Agent shall
              ----------------
     have executed and delivered to Acquiror the Escrow Agreement, in the form attached hereto as Exhibit 1.
                        ---------

          (h) Releases.  Each of the Shareholders shall have executed and
              --------
     delivered to Acquiror a Release, in the form attached hereto as Exhibit 5.
                                                                     ---------

          (i) Notes.  Each of the Company Notes and the Nonpareil Notes shall
              -----
     have been delivered to Acquiror at the Effective Time.

          (j) Delivery of Financial Statements.  Acquiror shall have received
               --------------------------------
     financial statements for Company and Nonpareil prepared in accordance with GAAP as of and for the year ended February 28, 1998, with an unqualified audit opinion by independent accountants, and interim unaudited financial statements with limited review papers by Fred A. Mayfield & Company or other independent accountants acceptable to Mohawk for the subsequent interim period from March 1, 1998 through January 2, 1999. Such interim financial statements shall not reflect any Material adverse change in the financial position, results of operations or shareholders' equity of either of Company or Nonpareil from the financial statements of Company as of and for the period ended February 28, 1998 or the financial statements of Nonpareil as of and for the period ended January 2, 1999.

          (k) Satisfaction Letters.  Acquiror shall have received, from each of
              --------------------
     Fred A. Mayfield & Company, Baker & McKenzie and Minor, Bell & Neal letters confirming payment in full of all amounts owing to each such party by Company or Nonpareil in connection with the transactions contemplated by this Agreement and releasing Acquiror, Company and Nonpareil from any and all obligations to pay any such party any amount after the Effective Time for services rendered on or prior to the Closing Date in connection with the transactions contemplated by this Agreement.

          (l) Certain Certificates.  Acquiror shall have received, from each of
              --------------------
     the Shareholders, a duly executed certificate stating that such Shareholder is not a "foreign person" for United States income tax purposes, in accordance with Section 1445 and Section 897 of the Internal Revenue Code of 1986, as amended.

          10.3 Conditions to Obligations of Company, Nonpareil and the
               -------------------------------------------------------
Shareholders. The obligations of Company, Nonpareil and the Shareholders to
------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Company pursuant to Section 13.7(b):

          (a) Representations and Warranties. For purposes of this Section
              ------------------------------
     10.3(a), the accuracy of the representations and warranties of Acquiror set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Acquiror set forth in Section 7.3 shall be true and correct. The representations and warranties of Acquiror set forth in Section 7.9 shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Acquiror set forth in this Agreement (including the representations and warranties set forth in Sections 7.3 and 7.9) such that the aggregate effect of such inaccuracies, together with any supplemental disclosures made pursuant to Section 9.14(b), has, or is reasonably likely to have, an Acquiror Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Acquiror Material Adverse Effect" shall be deemed not to include such qualification.

          (b) Performance of Agreements and Covenants.  Each and all of the
              ---------------------------------------
     agreements and covenants of Acquiror to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c) Certificates.  Acquiror shall have delivered to Company (i) a
              ------------
     certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 10.1 as relates to Acquiror and in
     Section 10.3(a) and 10.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by each of Acquiror's Board of Directors, Sub 1's Board of Directors, Sub 2's Board of Directors and the sole shareholder of Sub 1 and Sub 2 evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Company and its counsel shall request.

          (d) Escrow Agreement.  Acquiror and Escrow Agent shall have executed
              ----------------
     and delivered to the Shareholders the Escrow Agreement, in the form attached hereto as Exhibit 1.
                        ---------

          (e) Noncompetition Agreements.  The Acquiror shall have executed and
              -------------------------
     delivered to each of Thomas R. Durkan, II, Thomas R. Durkan, III and Patricia Durkan the Noncompetition Agreements.

                                  ARTICLE 11
                                INDEMNIFICATION
                                ---------------

     11.1 Agreements to Indemnify.
          -----------------------

          (a) Agreement of Shareholder Indemnitors to Indemnify.  Subject to the
              -------------------------------------------------
terms and conditions of this Article 11 and the Escrow Agreement, Shareholder Indemnitors jointly and severally (except with respect to (i) the representations and warranties of the Shareholder Indemnitors contained in
Article 6, (ii) the covenants or agreements of the Shareholder Indemnitors made in or pursuant to this Agreement and (iii) the representations, warranties and covenants of the Shareholder Indemnitors made in or pursuant to the Shareholders' Closing Documents, in each of which cases such obligation shall be several as to each Shareholder Indemnitor's individual representations, warranties, covenants and agreements) agree to indemnify, defend, and hold harmless Acquiror Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Acquiror Indemnitee and resulting from, based upon, or arising out of:

               (A) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Shareholder, Nonpareil or Company contained in or made pursuant to this Agreement or any Shareholders' Closing Documents;

               (B) a breach of or failure to perform any covenant or agreement of any Shareholder, Nonpareil or Company made in this Agreement or any Shareholders' Closing Documents;

               (C) any agreement between the Company and Terry Wayne Langley ("Langley"), including but not limited to, that certain Employment Agreement, effective January 1, 1998, by and between Company and Langley (the "Employment Agreement") and that certain Deferred Bonus Agreement between the Company and Langley referred to in such Employment Agreement, and any amendment, termination or other action taken by the Company with respect to any such agreements, and the termination of Langley's employment with the Company, provided, however, that payments by the Company to
                       --------  -------
     Langley in the monthly amount of $15,000 for not more than 24 months or other amounts paid to Langley or otherwise incurred by the Company or Acquiror, all of which payments by the Company or Acquiror shall in no event exceed $360,000, shall not be indemnifiable Losses hereunder so long as and solely to the extent that Langley complies with the covenants set forth in Sections 6, 7 and 8 of the Employment Agreement or otherwise complies with substantially similar covenants (to the reasonable satisfaction of Company and Acquiror); or

               (D) any of the following matters which are in existence on the Closing Date:


                    (1) The debris and waste pile areas on (a) the northern portion of the Nonpareil Dyeing and Finishing Plant, which Plant is located at 121 Goodwill Drive, Dalton, Georgia (the "Nonpareil Plant"), and (b) the northeastern portion of the Virgil Facility located at 405 Virgil Drive, Dalton Georgia (the "Virgil Facility"), including, but not limited to, all costs and expenses of Remedial Activities and Penalties;

                    (2) Operations conducted at the Nonpareil Plant and the Virgil Facility pursuant to the expired Industrial Discharge Permit No. 1032G issued by the City of Dalton, including, but not limited to, any Penalties and costs of compliance;

                    (3) Failure to obtain (a) Georgia Air Quality Control and federal Prevention of Significant Deterioration permits for construction and operation of emission sources and facilities at the Virgil Facility pursuant to the Georgia Air Quality Act ( O.C.G.A.
          (S)(S)13-9-1 et seq.) (the "Georgia Air Act") and the federal Clean Air Act (42 U.S.C. (S)(S) 7401 et seq.) (the "Clean Air Act") and (b) Georgia Air Quality permits for construction and operation of emission sources and facilities at the spinning mill, which mill is located at 4148 Cleveland Highway, Whitfield County, Georgia (the "Spinning Mill") pursuant to the Georgia Air Act, (c) failure to submit an adequate 1998 Title V Annual Compliance Certification for the Virgil Facility pursuant to the Georgia Air Act and the Clean Air Act, including, but not limited to, any Penalties and costs of compliance;

                    (4) Failure to obtain Georgia Department of Labor Certificates of Boiler or Pressure Vessel Inspection for operations at the Spinning Mill, including, but not limited to, any Penalties and costs of compliance; or

                    (5) Failure of the Nonpareil Plant, the Virgil Facility, and the Spinning Mill to comply with the requirements of Section 312 of the Emergency Planning and Community Right to Know Act (42 U.S.C.
          (S)(S)11001 et seq.), as amended, including, but not limited to, any Penalties and costs of compliance.

          (b) Agreement of Acquiror Indemnitor to Indemnify.  Subject to the
              ----------------------------------------------
terms and conditions of this Article 11, Acquiror Indemnitor agrees to indemnify, defend, and hold harmless Shareholder Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Shareholder Indemnitee and resulting from, based upon, or arising out of a breach of or failure to perform any covenant or agreement of Acquiror Indemnitor made in this Agreement or any Acquiror Closing Document.

     11.2 Procedures for Indemnification.
          ------------------------------

          (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Acquiror or the Indemnitor Representative, as appropriate, requesting indemnification and specifying in reasonable detail the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 11.3 shall be observed by the Indemnitee and the Acquiror or the Indemnitor Representative, as appropriate.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Acquiror or the Indemnitor Representative, as appropriate, shall have 30 days after actual receipt by him or it of the written notice described in Section 11.2(a) to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Acquiror, or the Indemnitor Representative on behalf of all Shareholder Indemnitors, as appropriate, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by the Acquiror or the Indemnitor Representative, as appropriate, and the dispute is not resolved by the Indemnitee and the Acquiror or the Indemnitor Representative, as appropriate, within 15 days after the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 11.12.

          (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Acquiror or the Indemnitor Representative, as appropriate, and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitors shall pay the amount of such Indemnification Claim within thirty days after the date such amount is determined. Subject to the terms of the Escrow Agreement, such payment shall be made by delivering to the Indemnitee certificates, duly endorsed for transfer, representing that number of shares of Acquiror Common Stock having a value (based on the Closing Price), rounded to the nearest share, equal to the amount due such Indemnitee hereunder, in each case subject to Sections 11.6 and 11.7. Indemnification Claims made pursuant to Sections 11.1(a)(D)(2), (3), (4) or (5) shall not be satisfied from the Escrow, but shall be satisfied directly by the Shareholder Indemnitors as provided in this Section 11.2(d). If an Indemnification Claim is made and paid after all Escrow Shares and Cash Proceeds therefrom, if any, have been distributed to the Shareholders or canceled, as appropriate, then such Indemnification Claim shall be satisfied in any manner permitted in order for the Merger to qualify for "pooling of interests" accounting treatment.

     11.3 Third Party Claims.  The obligations and liabilities of the
          ------------------
parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

          (a) The Indemnitee shall give the Acquiror or the Indemnitor Representative, as appropriate, written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Acquiror, or the Indemnitor Representative on behalf of the Shareholder Indemnitors, as appropriate, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee.
The failure of the Indemnitee to notify the Acquiror or the Indemnitor Representative, as appropriate, of such Third Party Claim shall not relieve any Indemnitor of any liability that any Indemnitor may have with respect to such Third Party Claim except to the extent the defense of such Third Party Claim is prejudiced by such failure. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Acquiror or the Indemnitor Representative, as appropriate, fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after notice of such claim has been actually received by the Acquiror or the Indemnitor Representative, as appropriate, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing reasonably acceptable to the Acquiror or the Indemnitor Representative, as appropriate. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 11.2 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

          (b) No compromise or settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article shall be made without the prior written consent by or on behalf of the Acquiror or the Indemnitor Representative, as appropriate, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $100,000 or less where the Acquiror or the Indemnitor Representative, as appropriate, has not responded within ten business days after actually receiving from the Indemnitee notice of a proposed settlement. If the Acquiror or the Indemnitor Representative, as appropriate, assumes the defense of such a Third Party Claim,
(a) no compromise or settlement thereof may be effected by the Acquiror or the Indemnitor Representative, as appropriate, without the Indemnitee's consent, which consent shall not be unreasonably withheld or delayed, unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent (if such consent was not unreasonably withheld or delayed).

          (c) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     11.4 Exclusive Remedy.  The Parties and the Shareholders acknowledge
          ----------------
and agree that, except as provided in Section 13.14 of this Agreement, the indemnification provisions in this Article 11 shall provide the exclusive remedy of the Parties hereto and the Shareholders with respect to this Agreement.

     11.5 Survival.  All representations, warranties and agreements of the
          --------
Company, the Shareholders and Acquiror contained in this Agreement or in any Shareholder Closing Documents or any Acquiror Closing Documents shall survive the consummation of the transactions provided for herein and therein for such period of time as an Indemnification Claim for breach thereof may be made as provided in Section 11.6 hereof, notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     11.6 Time Limitations.
          ----------------

          (a) The Shareholder Indemnitors will have no Liability to the Acquiror Indemnitees under Article 11 of this Agreement in connection with this Agreement or the transactions contemplated hereby, including any breach of any of the representations, warranties, covenants or agreements made or to be performed by the Company or the Shareholders contained in this Agreement and/or the Shareholder Closing documents or the Acquiror Closing Documents contemplated hereby, unless notice asserting a bona fide Indemnification Claim based thereon is given to the Indemnitor Representative prior to (i) with respect to any Indemnification Claim asserted under clause (C) of Section 11.1(a), thirty (30) days after the date the final payment required to be made for any Loss described in Section 11.1(a)(C) is actually paid; (ii) with respect to any Indemnification Claim asserted under clause (A) of Section 11.1(a) based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Shareholder, Nonpareil or the Company contained in Sections 5.1, 5.2, 5.8 except for subsections (c) and (d), 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17,
5.20, 5.21, 5.23,

5.25, 6.1, 6.2, 6.3 or 6.4, one (1) year from the Effective Time; (iii) with respect to any Indemnification Claim asserted under Clause (D) of Section 11.1(a), three years from the Effective Time; and (iv) with respect to all other Indemnification Claims not covered by (i), (ii) or (iii), the earlier of (i) one
(1) year from the Effective Time, or (ii) the date of issuance of the first independent accountants report on the consolidated financial statements of Acquiror which reflect the combined results of Acquiror, Company and Nonpareil subsequent to the Effective Time (but in no event shall any such time period be longer than the maximum period permitted in order for the Merger to qualify for "pooling of interests" accounting treatment).

          (b) The Acquiror Indemnitor will have no Liability to the Shareholder Indemnitees under Article 11 of this Agreement in connection with this Agreement or the transactions contemplated hereby, including any breach of any of the representations, warranties, covenants or agreements made or to be performed by the Acquiror contained in this Agreement and/or the Shareholder Closing Documents or the Acquiror Closing Documents contemplated hereby, unless notice asserting a bona fide Indemnification Claim based thereon is given to the Acquiror prior to the earlier of (i) one (1) year from the Effective Time, or
(ii) the date of issuance of the first independent accountants report on the consolidated financial statements of Acquiror which reflect the combined results of Acquiror and Company subsequent to the Effective Time (but in no event shall such time period be longer than the maximum period permitted in order for the Merger to qualify for "pooling of interests" accounting treatment).

     11.7 Limitations as to Amount.
          ------------------------

          (a) Shareholder Indemnitors shall have no Liability with respect to the matters described in clauses (A) or (B) of Section 11.1(a) until the total of all Losses described in Section 11.1(a)(A) and (B) with respect thereto exceeds $1,500,000 and then only for the amount by which such Losses described in Section 11.1(A) and (B) exceed $1,500,000. Shareholder Indemnitors shall be liable for all Losses with respect to the matters described in clause (C) of
Section 11.1(a). Shareholder Indemnitors shall have no Liability with respect to the matters described in clause (D) of Section 11.1(a) until the total of all Losses described in Section 11.1(a)(D) with respect thereto exceeds $100,000 and then only for the amount by which such Losses described in Section 11.1(a)(D) exceed $100,000. The limitations set forth in this Section 11.7(a) shall not apply to: (i) any intentional misrepresentation or breach of warranty of any Indemnitor (other than with respect to certain failures to disclose information on the Company and Shareholder Disclosure Memorandum which have otherwise been disclosed to the Chief Financial Officer of Acquiror) or any intentional failure to perform or comply with any covenant or agreement of any Indemnitor or (ii) any breach of the representations and warranties contained in Section 5.14, and the Indemnitors shall be liable for all Losses with respect thereto.

          (b) In no event shall the aggregate liability of the Shareholder Indemnitors under this Article 11, this Agreement, the Shareholder Closing Documents and the Acquiror Closing Documents entered into in connection with the consummation of the transactions contemplated hereby, exceed the lesser of $10,000,000 or the amount which is ten percent (10%) of the total number of shares of Acquiror Common Stock issued in the Merger multiplied by the Closing Price (but in any event such aggregate liability shall not be greater than the maximum amount permitted in order for the Merger to qualify for "pooling of interests" accounting treatment).

          11.8 Tax Effect and Insurance.  The liability of the Indemnitors with
               ------------------------
respect to any Indemnification Claim shall be reduced by the tax benefit actually received and any insurance proceeds actually received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses or Indemnification payment. Following the payment of the Indemnification Claim (to the extent such payment has not already been adjusted under this Section 11.8), payment of any such tax benefits or detriment shall be made between Indemnitors and Indemnitees as the tax benefits are received or tax detriment is suffered. In determining such tax benefit or detriment, the Indemnitee shall make available to the Indemnitor calculations (in reasonable detail) setting forth the tax benefit or detriment and such calculations shall be based on information contained or to be contained in applicable Tax Returns. This Section 11.8 shall be interpreted so that the payment by the Indemnitors of the Indemnification Claim, as adjusted hereunder, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 11.12 of this Agreement.

          11.9 Escrow.  Upon notice to the Indemnitor Representative specifying
               ------
in reasonable detail the basis therefor, an Acquiror Indemnitee may give notice of a Claim to any amount to which it may be entitled under this Article 11 under the Escrow Agreement. To the extent shares of Acquiror Common Stock remain available to Acquiror under the Escrow Agreement, Acquiror shall satisfy any Indemnification Claim in accordance with the provisions of the Escrow Agreement before pursuing other remedies for an Indemnification Claim against the Shareholder Indemnitors.

          11.10 Subrogation.  Upon payment in full of any Indemnification
                -----------
Claim the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

          11.11 Appointment of Indemnitor Representative.  Each Shareholder
                ----------------------------------------
Indemnitor constitutes and appoints the Indemnitor Representative as his or her true and lawful attorney-in-fact to act for and on behalf of such Shareholder Indemnitor in all matters relating to or arising out of this Article 11 and the Liability or asserted Liability of such Shareholder Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the Liability of such Shareholder Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the Liability of such Shareholder Indemnitor, or the amount of such Liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Shareholder Indemnitor or refusing to accept the same, settling and compromising the Liability of such Shareholder Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Indemnitor Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the Shareholder Indemnitor, such Shareholder Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the Indemnitor Representative taken and done pursuant to the authority herein granted. Each Shareholder Indemnitor hereby agrees to indemnify and to save and hold harmless the Indemnitor Representative from any Liability incurred by the Indemnitor Representative based upon or arising out of any act, whether of omission or commission, of the Indemnitor Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Indemnitor Representative that constitute gross negligence or willful misconduct in the exercise by the Indemnitor Representative of the authority herein granted. The Indemnitor Representative, or any successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Indemnitor Representative, as hereinafter provided. In case of such resignation, or in the event of the death or inability to act as the Indemnitor Representative, a successor shall be named from among the Shareholders by a majority of the Shareholders. Each such successor Indemnitor Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Indemnitor Representative, and the term "Indemnitor Representative" as used herein shall be deemed to include such successor Indemnitor Representative.

          11.12 Arbitration.  Any dispute, claim or controversy relating in
                -----------
any way to this Agreement or to any of the Other Shareholder Agreements or any of the Other Acquiror Agreements, or the transactions contemplated hereby or thereby, whether in contract, in tort or otherwise, except a request for equitable, injunctive or restraining relief (as described in Section 13.14) or to enforce an arbitration award, shall be resolved by arbitration in Atlanta, Georgia, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), subject to the limitations of this Section
11.12. Discovery proceedings shall be permitted and conducted in the manner provided by the Federal Rules of Civil Procedure, specifically excluding the mandatory disclosure provisions of Rule 26 thereof. This agreement to arbitrate will be specifically enforceable under the prevailing law of any court having jurisdiction. Notice of a demand for arbitration will be filed in writing with the applicable other signatory hereto and with AAA. The demand for arbitration shall be made in accordance with the specific terms of Article 11 of this Agreement, if applicable, and otherwise within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The signatories hereto agree that three (3) arbitrators experienced in the matters at issue shall arbitrate all disputes. The arbitrators shall be selected by the joint agreement of the signatories hereto, but if they do not so agree within twenty
(20) days after the date of the notice of a demand for arbitration referred to above, the selection shall be made pursuant to the Commercial Arbitration Rules of AAA from the panels of arbitrators maintained by AAA. The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and the award will not be subject to vacation, modification or appeal, except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act, the terms of which Sections the signatories hereto agree shall apply. Each participant in the arbitration shall pay its own expenses of arbitration, and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim, or any defense or objection thereto, was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses against the participant(s) raising such unreasonable claim, defense or objection.

          11.13     Contribution Agreement.  Notwithstanding any joint and
                    ----------------------
several liability of the Shareholder Indemnitors under certain provisions of this Agreement, the Shareholder Indemnitors hereby agree among themselves that each Shareholder Indemnitor's respective liability and obligation under any of said provisions shall be pro rata (based on each Shareholder Indemnitor's share of the 3,150,000 shares received pursuant to Section 3.1 hereof) among all the Shareholder Indemnitors for any liability or obligation under such provision. If any liability or obligation under this Agreement is paid or otherwise satisfied by any Shareholder Indemnitor in excess of his, her or its proportionate share, such Shareholder Indemnitor shall have an immediate right of contribution from the other Shareholder Indemnitors for such excess.


                                  ARTICLE 12
                                  TERMINATION
                                  -----------

          12.1 Termination.  Notwithstanding any other provision of this
               -----------
Agreement, and notwithstanding the approval of this Agreement by the Shareholders, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

               (a) By mutual written consent of Acquiror and Company; or

               (b) By the Acquiror or Company (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of an inaccuracy or inaccuracies in the representations and warranties of, in the case of Acquiror, Company, Nonpareil or any Shareholder and, in the case of Company, of Acquiror contained in this Agreement, which cannot be or has not been cured within 30 days after the giving of notice to the breaching Party, or breaching Shareholder, of such breach, which notice includes a reasonably detailed description of such inaccuracy or inaccuracies; but only if the existence of such inaccuracy or inaccuracies would give the terminating Party the right to refuse to perform this Agreement and consummate the Merger under Section 10.2 or Section 10.3, as applicable; or

               (c) By Acquiror or Company (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach of any covenant or agreement contained in this Agreement, in the case of Acquiror, by Company, Nonpareil or any Shareholder of any covenant or agreement of such Party or Shareholder contained in this Agreement and, in the case of Company, by Acquiror of any covenant or agreement of Acquiror contained in this Agreement, which cannot be or has not been cured within 30 days after the giving of notice to the breaching Party or breaching Shareholder of such breach, which notice includes a reasonably detailed description of such breach; but only if the existence of any such breach would give the terminating Party the right to refuse to perform this Agreement and consummate the Merger under Section 10.2 or 10.3, as applicable; or

               (d) By Acquiror or Company (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; but only if the failure to obtain any such Consent would give the terminating Party the right to refuse to perform this Agreement and consummate the Merger under Section 10.1; or

               (e) By either Party in the event that the Merger shall not have been consummated by March 31, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 12.1(e).

          12.2 Effect of Termination.  In the event of the termination and
               ---------------------
abandonment of this Agreement pursuant to Section 12.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
12.2 and Article 13 and Section 9.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 12.1(b) and 12.1(c) shall not relieve the breaching Party or Shareholder from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

          12.3 Non-Survival of Acquiror Representations and Warranties.  The
               -------------------------------------------------------
representations and warranties of Acquiror in this Agreement shall not survive the Effective Time.

          12.4 Payments Upon Certain Terminations.
               ----------------------------------

               (a) Each of Company and Acquiror agrees that, in the event the transactions contemplated hereby are not consummated, each will experience significant damage and incur significant expenses. In recognition thereof and because the amount of damages which might otherwise accrue would be difficult or impossible to ascertain, each of Company and Acquiror agrees that, if either of Acquiror or Company shall terminate this Agreement (other than pursuant to Section 12.1 hereof), then such terminating Party shall pay to the other Party promptly on demand therefor the sum of $5,000,000, as liquidated damages and not as a penalty.

               (b) If, after March 31, 1999, Acquiror has failed to obtain those Consents required pursuant to the document disclosed on Section 7.2 of the Acquiror Disclosure Memorandum and Acquiror chooses to exercise its rights pursuant to Section 12.1(e), then Acquiror shall pay to Company the sum of $325,000, as liquidated damages and not as a penalty. If, after April 30, 1999, Acquiror has failed to obtain such Consents and Company chooses to exercise its rights pursuant to Section 12.1(e), then Acquiror shall pay to Company the sum of $325,000, as liquidated damages and not as a penalty.


                                  ARTICLE 13
                                 MISCELLANEOUS
                                 -------------

          13.1 Definitions.
               -----------

               (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Acquiror Capital Stock" shall mean, collectively, the Acquiror Common Stock, the Acquiror Preferred Stock and any other class or series of capital stock of Acquiror.

          "Acquiror Closing Documents" shall mean the Escrow Agreement, Stock Restriction and Registration Rights Agreement and the Noncompetition Agreements.

          "Acquiror Common Stock" shall mean the $0.01 par value common stock of Acquiror.

          "Acquiror Disclosure Memorandum" shall mean the written information entitled "Acquiror Disclosure Memorandum" delivered to Company simultaneously with Acquiror's execution of this Agreement, as supplemented in accordance with
Section 9.14(b) describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "Acquiror Entities" shall mean, collectively, Acquiror and all Acquiror Subsidiaries.

          "Acquiror Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Acquiror as of September 26, 1998, and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 26, 1998, and for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by Acquiror in SEC Documents, and (ii) the consolidated balance sheets of Acquiror (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 26, 1998.

          "Acquiror Indemnitees" shall mean Acquiror, Company, Nonpareil and their respective officers, directors, shareholders, controlling persons, Affiliates and Representatives.

          "Acquiror Indemnitor" shall mean the Acquiror.

          "Acquiror Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations of Acquiror and its Subsidiaries, taken as a whole, or (ii) the ability of Acquiror to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Acquiror Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of Acquiror (or any of its Subsidiaries) taken with the prior informed written Consent of Company in contemplation of the transactions contemplated hereby and (b) the direct effects of compliance with this Agreement on the operating performance of Acquiror, including expenses incurred by Acquiror in consummating the transactions contemplated by this Agreement.

          "Acquiror Preferred Stock" shall mean the $0.01 par value preferred stock of Acquiror.

          "Acquiror Subsidiaries" shall mean the Subsidiaries of Acquiror and any corporation or other organization acquired as a Subsidiary of Acquiror in the future and held as a Subsidiary by Acquiror at the Effective Time,

          "Acquisition Proposal" shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of any Company Entity or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, any Company Entity.

          "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "Certificate of Merger" shall mean either of the Certificates of Merger to be executed by Company or Nonpareil, as appropriate, and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

          "Closing Date" shall mean the date on which the Closing occurs.

          "Company and Shareholder Disclosure Memorandum" shall mean the written information entitled "Company and Shareholder Disclosure Memorandum" delivered simultaneously with the execution by Company, Nonpareil and the Shareholders of this Agreement, as supplemented in accordance with Section 9.14(a) describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "Company Capital Stock" shall mean the Company Nonvoting Common Stock and the Company Voting Common Stock.

          "Company Entities" shall mean, collectively, Company, Nonpareil, all Company Subsidiaries and all Nonpareil Subsidiaries.

          "Company Financial Statements" shall mean (i) (A) the balance sheets (including related notes and schedules, if any) of Company as of February 28, 1998, March 1, 1997, March 2, 1996, February 25, 1995 and February 26, 1994, and
the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the five fiscal years ended February 28, 1998, March 1, 1997, March 2, 1996, February 25, 1995 and February 26, 1994, and (B) the balance sheets of Company (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to February 28, 1998 and (ii)
(A) the balance sheets (including related notes and schedules, if any) of Nonpareil as of January 3, 1998, December 28, 1996, December 30, 1995, December 31, 1994 and January 1, 1994 and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the five fiscal years ended January 3, 1998, December 28, 1996, December 30, 1995, December 31, 1994 and January 1, 1994 and (B) the consolidated balance sheets of Nonpareil (including related notes and schedules, if any) and related statements of income, if any) with respect to periods ended subsequent to January 3, 1998.

          "Company Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations of the Company Entities, taken as a whole, or
(ii) the ability of Company and Nonpareil to perform their respective obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of the Company Entities taken with the prior informed written Consent of Acquiror in contemplation of the transactions contemplated hereby and (b) the direct effects of compliance with this Agreement on the operating performance of Company and Nonpareil, including expenses incurred by Company and Nonpareil in consummating the transactions contemplated by this Agreement.

          "Company Nonvoting Common Stock" shall mean the no par value nonvoting common stock of Company.

          "Company Notes" shall mean that certain 8 1/2% promissory note in the original principal amount of $1,000,000 dated February 26, 1997, as modified on March 1, 1998, and that certain 8 1/2% promissory note in the original principal amount of $6,400,000 dated June 30, 1994, as modified on March 1, 1998.

          "Company Subsidiaries" shall mean the Subsidiaries of Company or Nonpareil, which shall include the Company Subsidiaries described in Section 5.4 and any corporation or other organization acquired as a Subsidiary of Company or Nonpareil in the future and held as a Subsidiary by Company or Nonpareil at the Effective Time.

          "Company Voting Common Stock" shall mean the no par value voting common stock of Company.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

          "DGCL" shall mean the Delaware General Corporation Law.

          "Disclosure Statement" shall mean the disclosure statement used by Company or Nonpareil to solicit the approval of its shareholders of the transactions contemplated by this Agreement.

          "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S)(S)9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)(S)6901 et seq., ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. (S)(S)11001 et seq.); (iv) the Clean Air Act (42 U.S.C. (S)(S)7401 et seq.); (v) the Clean Water Act (33 U.S.C.
(S)(S)1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. (S)(S)2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. (S)(S)5101 et seq.); (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S)(S)136 et seq.); (ix) the Safe Drinking Water Act (41 U.S.C.
(S)(S)300f et seq.); (x) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) -(ix) of this subparagraph, including, but not limited to, the Georgia Solid Waste Management Act, O.C.G.A. (S)(S)13-8-20 et seq., the Georgia Hazardous Waste Management Act, O.C.G.A. (S)(S)12-8-60 et seq., and the Georgia Hazardous Sites Response Act, O.C.G.A. (S)(S)12-8-90 et seq. ("HSRA"); (xi) any amendments to the statutes, laws or ordinances listed in parts (i) -(x) of this subparagraph, regardless of whether in existence on the date hereof; (xii) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (xi) of this subparagraph; and (xiii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters.

          "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Exhibits" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "First Surviving Corporation" shall mean Company as the surviving corporation resulting from the Company Merger.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GBCC" shall mean the Georgia Business Corporation Code.

          "Hazardous Material" shall mean any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, and HSRA regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, asbestos, and polychlorinated biphenyls (PCBs).

          "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indemnification Claim" shall mean a claim for indemnification under
Article 11.

          "Indemnitees" shall mean the Acquiror Indemnitees or the Shareholder Indemnitees, as appropriate.

          "Indemnitor Representative" shall mean Thomas R. Durkan, III.

          "Indemnitors" shall mean the Shareholder Indemnitors or the Acquiror Indemnitor, as appropriate.

          "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how and inventions.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by: (i) such Person, (ii) with respect to Company, Thomas R. Durkan, II, Thomas R. Durkan, III, Patricia Durkan and Dave Johnson, and (iii) with respect to Acquiror, the chairman, president, chief financial officer, chief accounting officer, chief operating officer, or controller of Acquiror.

          "Law" shall mean any code, law (including, without limitation, common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including, without limitation, those promulgated, interpreted or enforced by any Regulatory Authority.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest other than Permitted Liens.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

          "Losses" shall mean any and all payments, obligations, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

          "Material" or "Materially" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "Nonpareil Common Stock" shall mean the $1.00 par value common stock of Nonpareil.

          "Nonpareil Notes" shall mean that certain 8 1/2% promissory note in the original principal amount of $500,000 dated June 30, 1994, as modified on March 1, 1998.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "Party" shall mean any of Company, Nonpareil, Sub 1, Sub 2 or Acquiror, and "Parties" shall mean all of Company, Nonpareil, Sub 1, Sub 2 and Acquiror.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice or permit to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "Permitted Liens" shall mean (i) liens for current real property or ad valorem Taxes not yet due and payable; (ii) such minor imperfections of title not otherwise waived by Acquiror as set forth in the final title binders delivered at Closing related to the Real Property and such encumbrances, if any, that, in the aggregate, do not Materially and adversely detract from the value, or Materially and adversely interfere with the present use of any of the Assets of the Company Entities, including the Real Property or Leased Real Property; and (iii) other nonmonetary liens, claims, and nonmonetary encumbrances relating to the Assets of the Company Entities that (A) secure the Liabilities of the Company Entities and (B) have been properly disclosed to Purchaser on an appropriate Schedule to this Agreement.

          "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "Regulatory Authorities" shall mean, collectively, the SEC, the NYSE, the Federal Trade Commission, the United States Department of Justice, the U.S Environmental Protection Agency, the Georgia Department of Natural Resources, the Georgia Environmental Protection Division, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries or any Shareholder or over any site owned, leased, or operated by any Company Entity or any of its Operating Properties or Participation Facilities.

          "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

          "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "Second Surviving Corporation" shall mean Nonpareil as the surviving corporation resulting from the Nonpareil Merger.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "Shareholder Indemnitees" shall mean the Shareholders and their respective trustees, if any, and Representatives.

          "Shareholder Indemnitors" shall mean the Shareholders and their respective successors and assigns.

          "Shareholders' Closing Documents" shall mean the Escrow Agreement, Stock Restriction and Registration Rights Agreement, and the Noncompetition Agreements.

          "Shareholders' Meeting" shall mean either of the meetings of the shareholders of Company or Nonpareil, as appropriate, to be held pursuant to
Section 9.1, including any adjournment or adjournments thereof.

          "Shares" shall mean, collectively, the shares of Company Capital Stock and Nonpareil Common Stock.

          "Sub 1 Common Stock" shall mean the $0.01 par value common stock of Sub 1.

          "Sub 2 Common Stock" shall mean the $0.01 par value common stock of Sub 2.

          "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

          "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, taxes and fees related to unclaimed property, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

          "Tax Return" shall mean any report, return, information return, or other information required or permitted to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "Third Party Claim" shall mean any Litigation that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification under Article 11.

               (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

          Acquiror SEC Reports                       Section 7.4(a)
          Company Benefit Plans                      Section 5.14
          Company Contracts                          Section 5.15
          Company ERISA Plan                         Section 5.14
          Company Options                            Section 3.6
          Closing                                    Section 1.2
          Closing Price                              Section 3.5
          Effective Time                             Section 1.3
          Eligible Company Nonvoting Shares          Section 3.1(d)
          Eligible Company Voting Shares             Section 3.1(d)
          Eligible Nonpareil Common Shares           Section 3.1(e)
          Employment Agreement                       Section 11.1(a)
          ERISA Affiliate                            Section 5.14(b)
          Escrow Agreement                           Section 4.3
          Escrow Shares                              Section 3.1(g)
          Exchange Ratio                             Section 3.1(f)
          Immigration Laws                           Section 5.23
          Merger                                     Section 1.1
          Noncompetition Agreements                  Section 10.2(k)
          Nonpareil Common Stock Exchange Ratio      Section 3.1(e)
          Nonvoting Common Stock Exchange Ratio      Section 3.1(d)
          Notes Exchange Ratio                       Section 3.1(f)
          Released Claims                            Section 9.9
          Releases                                   Section 9.9
          Takeover Laws                              Section 5.20
          Tax Opinion                                Section 10.1(g)
          Voting Common Stock Exchange Ratio         Section 3.1(d)
          WARN Act                                   Section 5.13(c)

               (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

          13.2 Expenses.   Except as otherwise provided in this Agreement, each
               --------
of the Parties and the Shareholders shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

          13.3 Transfer Taxes and Recording Fees.   All sales, use, transfer and
               ---------------------------------
all other non-income Taxes, including any Taxes imposed by virtue of the change in ownership of the Company or Nonpareil, and any fees incurred in connection with this Agreement and the transactions created hereby (the "Transfer Taxes") shall be borne equally by the Shareholders, on the one hand, and Acquiror, on the other hand. At the Shareholders' request, the Company and Nonpareil will file all necessary tax returns and other documents required to be filed with respect to all such Transfer Taxes. The Parties and the Shareholders will cooperate to the extent reasonably necessary to make such filings or returns as may be required. All Parties shall file returns when and as required to do so.

          13.4 Brokers and Finders.   Except for Fred A. Mayfield & Company as
               -------------------
to Company and Nonpareil, each of the Parties and each of the Shareholders represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Company, Nonpareil or any Shareholder or by Acquiror, each of Company, Nonpareil and the Shareholders, on the one hand, and Acquiror, on the other hand, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

          13.5 Entire Agreement.   Except as otherwise expressly provided
               ----------------
herein, this Agreement (including the Exhibits, the documents and instruments referred to herein) constitutes the entire agreement between the Parties and each of the Shareholders with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or the Shareholders or their respective successors, permitted assigns, heirs, beneficiaries and legal representatives, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          13.6 Amendments.   To the extent permitted by Law, this Agreement may
               ----------
be amended by a subsequent writing signed by each of the Parties and each of the Shareholders upon the approval of each of the Parties and the Shareholders, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the Shareholders, there shall be made no amendment that pursuant to Section 14-2-1101 et. seq. of the GBCC requires further approval by such Shareholders without the further approval of such Shareholders.

          13.7 Waivers.
               -------

               (a) Prior to or at the Effective Time, Acquiror, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Company, Nonpareil or the Shareholders, to waive or extend the time for the compliance or fulfillment by Company, Nonpareil or the Shareholders of any and all of their respective obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Acquiror under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Acquiror.

               (b) Prior to or at the Effective Time, either of Company or Nonpareil, acting through its respective Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Acquiror, to waive or extend the time for the compliance or fulfillment by Acquiror of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Company, Nonpareil and the Shareholders under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Company or Nonpareil, as appropriate.

               (c) The failure of any Party or Shareholder at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party or Shareholder at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

          13.8 Assignment.   Except as expressly contemplated hereby, neither
               ----------
this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party or Shareholder hereto (whether by operation of Law or otherwise) without the prior written consent of all other signatories hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and the Shareholders and their respective heirs, beneficiaries, legal representatives and successors and assigns.

          13.9 Notices.   All notices or other communications which are required
               -------
or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (with confirmation received by the sender), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          Company or
          any Shareholder:  Durkan Patterned Carpets, Inc.
                            P.O. Box 1006
                            Dalton, Georgia  30722
                            Telephone:  (706) 278-7037
                            Facsimile:  (706) 275-9964
                            Attention:  President

          Copy to Counsel:  Baker & McKenzie
                            1200 Brickell Avenue, 19/th/ Floor
                            Miami, Florida  33131
                            Telephone:  (305) 789-8900
                            Facsimile:  (305) 789-8953
                            Attention:  Keith Wasserstrom, Esq.

          Acquiror:         Mohawk Industries, Inc.
                            160 South Industrial Boulevard
                            Calhoun, Georgia  30701
                            Telephone:  (706) 629-7721
                            Facsimile: (706) 602-0278
                            Attention:  David L. Kolb

          Copy to Counsel:  Alston & Bird LLP
                            One Atlantic Center
                            1201 West Peachtree Street
                            Atlanta, Georgia  30309-3424
                            Telephone:  (404) 881-7000
                            Facsimile:  (404) 881-4777
                            Attention:  Alexander W. Patterson, Esq.

          13.10     Governing Law.   This Agreement shall be governed by and
                    -------------
construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

          13.11     Counterparts.   This Agreement may be executed in two or
                    ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          13.12     Captions; Articles and Sections.   The captions contained in
                    -------------------------------
this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

          13.13     Interpretations.   Neither this Agreement nor any
                    ---------------
uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

          13.14     Enforcement of Agreement.   The Parties hereto and the
                    ------------------------
Shareholders agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties and the Shareholders shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to the remedies set forth in Article 11 hereof.

          13.15     Severability.   Any term or provision of this Agreement
                    ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          13.16     Time of the Essence.  Time is of the essence of this
                    -------------------
Agreement.

          13.17     Facsimile Signatures.  Execution and delivery of this
                    --------------------
Agreement, or any other agreements to be entered into in connection with this Agreement, by exchange of facsimile copies bearing the facsimile signature of a signatory hereto or thereto, as applicable, shall constitute a valid and binding execution and delivery of this Agreement, or such other agreements, as applicable, by such signatory. Such facsimile copies shall constitute enforceable original documents.

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers and each of the Shareholders has executed this Agreement as of the day and year first above written.

                                         ACQUIROR

                                         By: /s/ David L. Kolb
                                             ------------------------
                                         Chairman and Chief Executive
                                         Officer


                                         DURKAN ACQUISITION CORP.

                                         By: /s/ David L. Kolb
                                             --------------------
                                                 President
                                                 ---------


                                         NONPAREIL ACQUISITION CORP.

                                         By: /s/ David L. Kolb
                                             -----------------------
                                                 President
                                                 ---------


                                         COMPANY

                                         By: /s/ Patricia Durkan
                                             -------------------
                                                 President, COO
                                                 --------------


                                         THE SHAREHOLDERS:

                                         Durkan Family Partnership

                                         By:  TRD, Inc., General Partner


                                         By: /s/ Thomas R. Durkan II
                                             -----------------------


                                             /s/ Thomas R. Durkan II
                                             -----------------------------(SEAL)
                                                 Thomas R. Durkan, II

                                         /s/ Patricia Durkan
                                         ---------------------------(SEAL)
                                             Patricia Durkan



                                         /s/ Thomas R. Durkan, III
                                         ---------------------------(SEAL)
                                             Thomas R. Durkan, III



                                         /s/ Tara Durkan Simonds
                                         ---------------------------(SEAL)
                                             Tara Durkan Simonds



                                         Durkan Development, L.P.
                                                   (Voting)

                                         By:  TRD, Inc., General
                                              Partner


                                         By: /s/ Thomas R. Durkan, II
                                             ------------------------



                                         Durkan Development, L.P.
                                                   (Non-voting)

                                         By:  TRD, Inc., General
                                         Partner


                                         By: /s/ Thomas R. Durkan, II
                                             ------------------------


                                         NONPAREIL

                                         By: /s/ Thomas R. Durkan, II
                                             ------------------------
                                         ________________

                                  SCHEDULE I



                              DURKAN SHAREHOLDERS

Shareholder                            Shares Owned      Type
-----------                            ------------      ----
Durkan Family Partnership*               106,396      Non-voting

Thomas R. Durkan, II                      22,992      Non-voting

Patricia Durkan                           32,364      Non-voting

Thomas R. Durkan, III                     32,364      Non-voting

Tara Durkan Simonds                       32,364      Non-voting

Durkan Development, L.P.*                 10,000      Voting

Durkan Development, L.P.*                  1,312      Non-voting

          Total Shares                   237,792
                                         =======

          Total Voting Shares             10,000
                                         =======

          Total Non-Voting Shares        227,792
                                         =======



                            NONPAREIL SHAREHOLDERS

Shareholder                         Shares Owned     Type
-----------                         ------------     ----

Durkan Development, L.P.                1,000       Voting



______________

* Family limited partnerships; the general partner is TRD, Inc., a Subchapter S Corporation wholly-owned by Thomas R. Durkan, II.

                              DURKAN NOTEHOLDERS

Holder                                        Principal Value
------                                        ---------------

Durkan Development, L.P.                        $5,400,000



                                NONPAREIL NOTES

Holder                                        Principal Value
------                                        ---------------

Durkan Development, L.P.                         $292,000

                                   EXHIBIT 1

                               ESCROW AGREEMENT
                               ----------------


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of March __, 1999, by and among Mohawk Industries, Inc., a Delaware corporation ("Acquiror"), the shareholders (each a "Shareholder" and collectively the "Shareholders") of Durkan Patterned Carpets, Inc. ("Durkan") and Nonpareil Dyeing & Finishing, Inc. ("Nonpareil") (Durkan and Nonpareil are referred to herein, collectively, as the "Companies"), and SunTrust Bank, Atlanta, a Georgia banking corporation ("Escrow Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

     Each of Durkan Acquisition Corp., a Georgia corporation ("Sub1"), and Nonpareil Acquisition Corp., a Georgia corporation ("Sub2"), is a wholly owned subsidiary of Acquiror, and each of Acquiror, Sub1 and Sub2 is a party to an Agreement and Plan of Merger (the "Merger Agreement") with the Companies and the shareholders, dated as of February 26, 1999, pursuant to which (i) Sub1 has on this date merged (the "Durkan Merger") with and into Durkan, with Durkan surviving the Durkan Merger and becoming a wholly owned subsidiary of Acquiror and (ii) Sub2 has on this date merged (the "Nonpareil Merger") with and into Nonpareil, with Nonpareil surviving the Nonpareil Merger and becoming a wholly owned subsidiary of Acquiror (the Durkan Merger and the Nonpareil Merger are referred to herein, collectively, as the "Merger"). Pursuant to Section 3.1 of the Merger Agreement, the Shareholders received the Escrow Shares and have agreed to deposit the Escrow Shares in escrow with the Escrow Agent pursuant to the terms hereof.

     Pursuant to the terms of the Merger Agreement, the Escrow Shares have been issued and will be held by the Escrow Agent pursuant to the terms of this Agreement until delivered or canceled pursuant to the terms of this Agreement or until termination of this Agreement as provided herein.

     The Shareholders have agreed to indemnify Acquiror pursuant to Article 11 of the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW

     1.1  Escrow Shares.  On this date, Acquiror has executed one or more stock
          -------------
certificates in negotiable form representing the Escrow Shares, and naming Thomas R. Durkan, III (the "Indemnitor Representative"), as representative of the pro rata interests of the Shareholders, as the registered holder. The Escrow Agent acknowledges receipt of the Escrow

Shares and agrees to hold and disburse the Escrow Shares for the benefit of Acquiror and the Shareholders, as the case may be, in accordance with the provisions of this Agreement, with the same force and effect as if the Escrow Shares had been delivered by Acquiror to each Shareholder and subsequently delivered by such Shareholder to the Escrow Agent.

     1.2  Shareholder Percentage Interests.  Attached as Schedule I hereto is a
          --------------------------------
schedule showing for each Shareholder (i) the respective percentage interest (the "Percentage Interest") of each such Shareholder in the Escrow Shares and
(ii) the corresponding aggregate maximum number of shares of Acquiror Common Stock issuable to each Shareholder, subject to the adjustments provided herein.


                                   ARTICLE 2
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Closing Date" shall mean the date of this Agreement.

     "Closing Price" shall mean the closing price for the shares of Acquiror Common Stock on the trading day immediately preceding the Closing Date, written notice of which shall be given to Escrow Agent upon request.

     "Distribution Date" shall mean either of the General Distribution Date or the Langley Distribution Date.

     "Final Distribution Date" shall mean the date that is the latest to occur of (i) the General Distribution Date and (ii) the Langley Distribution Date.

     "General Distribution Date" shall mean the date that is one year from the date of the Closing Date.

     "Initial Escrow Value" shall mean 315,000 multiplied by the Closing Price.

     "Langley Distribution Date" shall mean the date which is thirty (30) days after the date the final payment required to be made for any Loss described in
Section 11.1(a)(C) of the Merger Agreement is made, but in no event later than the date which is three (3) years from the date of the Closing Date; provided,
                  ---------                                          --------
however, that Acquiror and the Indemnitor Representative shall, beginning on the
-------
date which is eleven (11) months after the Closing Date, evaluate in good faith the risks associated with those matters set forth in Section 11.1(a)(C) of the Merger Agreement and negotiate in good faith to determine if any Escrow Shares held in escrow to satisfy such Losses may be released prior to such time;

provided, further, however, that nothing herein shall be construed to require
--------  -------  -------
Acquiror to agree to the early release of any such Escrow Shares.

     Any other capitalized term used herein but not defined herein shall have the same meaning as provided in the Merger Agreement.

                                   ARTICLE 3
                  TERM; DISTRIBUTION OF ESCROW SHARES; LIMITS

     3.1  Term.  The term of this Agreement shall commence at the Closing Date
          ----
and shall terminate at such time as all Escrow Shares shall have been distributed to the Shareholders or canceled pursuant to the terms of this Agreement.

     3.2  Adjustment of Escrow Shares.  The number of Escrow Shares subject to
          ---------------------------
this Agreement shall be adjusted from time to time, as follows: If, between the date of this Agreement and the Final Distribution Date, Acquiror shall be entitled to be indemnified pursuant to an Indemnification Claim under Article 11 of the Merger Agreement, then Acquiror shall deliver to the Indemnitor Representative a notice thereof (a "Notice of Indemnification Obligation"), and Acquiror and the Indemnitor Representative shall agree in writing on the dollar amount owed by the Shareholders pursuant to such Indemnification Claim (the "Indemnification Amount"); or upon determination by an arbitration award or by any other final adjudication, then upon execution by the parties of the agreement or upon determination by an arbitration award or by any other final adjudication setting forth the Indemnification Amount, Acquiror shall (A) issue (or cause to be issued) new stock certificates (the "Replacement Certificates") in the respective names of the Shareholders representing, in each case, the number of shares of Acquiror Common Stock equal to the product of (i) the difference between (x) the number of Escrow Shares (the "Claim Shares") in escrow immediately prior to such Notice of Indemnification Obligation minus (y) the quotient (rounded to the next highest whole number) obtained by dividing the Indemnification Amount by the Closing Price, and (ii) each such Shareholder's Percentage Interest; (B) cancel the Acquiror Common Stock certificates representing the Claim Shares held in escrow immediately prior to delivery of the Notice of Indemnification Obligation (such certificates, the "Old Certificates"), and (C) deliver the Replacement Certificates to the Escrow Agent to hold in escrow pursuant to this Agreement. Upon the issuance of any Replacement Certificates, the shares represented by such Replacement Certificates shall be deemed to be "Escrow Shares" for all purposes of this Agreement.

     3.3  Distribution of Escrow Shares.
          -----------------------------

     (a) On the General Distribution Date, the Escrow Agent shall deliver to Acquiror for cancellation certificates representing 283,500 of the Escrow Shares then held in escrow as of the General Distribution Date. If an Indemnification Claim pursuant to Section 11.1(a)(A) or 11.1(a)(B) (a "General Indemnification Claim") is not pending as of the General Distribution Date, Acquiror shall promptly issue and deliver to the Shareholders (in accordance with their respective Percentage Interests) new certificates representing such number of the Escrow Shares. If there are General Indemnification Claims pending as of the General Distribution Date, Acquiror and the Indemnitor Representative shall use their reasonable efforts to agree in writing on the Indemnification Amount with respect to any such pending General Indemnification Claims; provided, that if Acquiror and the Indemnitor Representative are not able to agree on the Indemnification Amount with respect to such General Indemnification Claims by the General Distribution Date, the amount of the Indemnification Amount solely for purposes of the calculations in the following sentence of this Section 3.3(a) shall be the amount claimed by Acquiror in its notice of Indemnification Claim in connection with such General Indemnification Claim. Upon determination of the Indemnification Amount in accordance with the preceding sentence, Acquiror shall promptly:

     (i) issue and deliver to the Shareholders (in accordance with their respective Percentage Interests) new certificates representing the number of shares of Acquiror Common Stock (the "General Distribution Shares") equal to the quotient obtained by dividing (A) the difference between ninety percent (90%) of the Initial Escrow Value and the aggregate Indemnification Amount with respect to such pending General Indemnification Claims by (B) the Closing Price, and subtracting from such quotient that number of shares of Acquiror Common Stock previously cancelled in connection with previously resolved General Indemnification Claims (the "Undisputed General Escrow Shares"), and such certificates shall be denominated in the names of the respective Shareholders in amounts equal to the product of the Undisputed General Escrow Shares and each Shareholder's Percentage Interest, and

     (ii) issue and deliver to the Escrow Agent for retention in escrow pending final determination of the Indemnification Amount, new certificates representing the number of shares of Acquiror Common Stock equal to the quotient obtained by dividing (A) the aggregate Indemnification Amount with respect to such pending General Indemnification Claims by (B) the Closing Price ("Disputed General Escrow Shares").

     Any delivery of Acquiror Common Stock to Shareholders pursuant to this
Section 3.3(a) shall be of full shares, and any fractional portions shall be rounded to the nearest whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Shareholders. Upon the final resolution of all Indemnification Claims for which Disputed General Escrow Shares are retained in escrow after the General Distribution Date, the Escrow Agent shall promptly deliver to Acquiror for cancellation the Disputed General Escrow Shares and Acquiror shall promptly deliver to the Shareholders (in accordance with their respective Percentage Interests) new certificates representing the number of shares of Acquiror Common Stock equal to the result obtained by subtracting (A) the quotient obtained by dividing the finally resolved Indemnification Amount with respect to such General Indemnification Claim by the Closing Price from (B) the Disputed General Escrow Shares.

     (b) On the Langley Distribution Date, the Escrow Agent shall deliver to Acquiror for cancellation certificates representing 31,500 of the Escrow Shares then held in escrow as of the Langley Distribution Date. If an Indemnification Claim pursuant to Section 11.1(a)(C) of the Merger Agreement (a "Langley Indemnification Claim") is not pending as of the Langley Distribution Date, Acquiror shall promptly issue and deliver to the Shareholders (in accordance with their respective Percentage Interests) new certificates representing such number of the Escrow Shares. If there are Langley Indemnification Claims pending as of the Langley Distribution Date, Acquiror and the Indemnitor Representative shall use their reasonable efforts to agree in writing on the Indemnification Amount with respect to any such pending Langley Indemnification Claims; provided, that if Acquiror and the Indemnitor Representative are not able to agree on the Indemnification Amount with respect to such Langley Indemnification Claims by the Langley Distribution Date, the amount of the Indemnification Amount solely for purposes of the calculations in the following sentence of this Section 3.3(b) shall be the amount claimed by Acquiror in its notice of Indemnification Claim in connection with such Langley Indemnification Claim. Upon determination of the Indemnification Amount in accordance with the preceding sentence, Acquiror shall promptly:

     (i) issue and deliver to the Shareholders (in accordance with their respective Percentage Interests) new certificates representing the number of shares of Acquiror Common Stock (the "Langley Distribution Shares") equal to the quotient obtained by dividing (A) the difference between ten percent (10%) of the Initial Escrow Value and the aggregate Indemnification Amount with respect to such pending Langley Indemnification Claims by (B) the Closing Price and
                                               --
subtracting from such quotient that number of shares of Acquiror Common Stock previously canceled in connection with previously resolved Langley Indemnification Claims (the "Undisputed Langley Escrow Shares") and such certificates shall be denominated in the names of the respective Shareholders in amounts equal to the product of the Undisputed Langley Escrow Shares and such Shareholder's Percentage Interest, and

     (ii) issue and deliver to the Escrow Agent for retention in escrow pending final determination of the Indemnification Amount, new certificates representing the number of shares of Acquiror Common Stock equal to the quotient obtained by dividing (A) the aggregate Indemnification Amount with respect to such pending Langley Indemnification Claims by (B) the Closing Price ("Disputed Langley Escrow Shares").

     Any delivery of Acquiror Common Stock to Shareholders pursuant to this
Section 3.3(b) shall be of full shares, and any fractional portions shall be rounded to the nearest whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Shareholders. Upon the final resolution of all Indemnification Claims for which Disputed Langley Escrow Shares are retained in escrow after the Langley Distribution Date, the Escrow Agent shall promptly deliver to Acquiror for cancellation the Disputed Langley Escrow Shares and Acquiror shall promptly deliver to the Shareholders (in accordance with their respective Percentage Interests) new certificates representing the number of shares of Acquiror Common Stock equal to the result obtained by subtracting (A) the quotient obtained by dividing the finally resolved Indemnification Amount with respect to such Langley Indemnification Claim by the Closing Price from (B) the Disputed Escrow Shares.

     (c) Notwithstanding anything to the contrary contained herein, the Indemnitor Representative may, at any time after the Acquiror has published the financial results covering at least 30 days of combined operations of Acquiror and the Companies after the Effective Time, direct the Escrow Agent, in writing, to sell for cash any Escrow Shares then held by the Escrow Agent pursuant to this Agreement. The cash proceeds of any such sale (collectively, the "Cash Proceeds") shall be retained by the Escrow Agent and shall be subject to the escrow covered by this Agreement. Notwithstanding anything to the contrary contained herein, if any distribution is made pursuant to this Section 3.3 at such time as Cash Proceeds, in addition to Escrow Shares, are held in escrow, then the Escrow Agent shall distribute a number of Escrow Shares equal to the number of Escrow Shares remaining in escrow times a fraction, the numerator of which is (i) the Indemnification Amount for which the distribution is being made or (ii) the value of the shares to be distributed on the Distribution Date for which the calculation is being performed, and the denominator of which is (i) the Initial Escrow Value less (ii) the sum of all

Indemnification Amounts theretofore paid with Cash Proceeds out of escrow (if any) and the value of all Escrow Shares theretofore distributed on any Distribution Date (such fraction being hereinafter referred to as the "Fraction"), and shall distribute Cash Proceeds equal to the Cash Proceeds remaining in escrow times the Fraction. As used in this Section 3.3(d), the phrase "value of shares to be distributed on any Distribution Date" shall mean the number of Escrow Shares to be distributed on such date as set forth in this
Section 3.3 multiplied by the Closing Price. If any distribution is made pursuant to this Section 3.3 at such time as only Cash Proceeds are held in escrow, then the Escrow Agent shall distribute Cash Proceeds equal to the Cash Proceeds remaining in escrow times the Fraction. Interest on any Cash Proceeds shall accrue for the benefit of the Shareholders. Cash Proceeds and interest thereon may be invested at the direction of the Indemnitor Representative in interest-bearing investments reasonably acceptable to Acquiror.

     (d) In no event shall Escrow Shares to be released pursuant to Section 3.3(a) be used to satisfy Langley Indemnification Claims hereunder. In no event shall Escrow Shares to be released pursuant to Section 3.3(b) be used to satisfy General Indemnification Claims hereunder.

     3.4  Effect of Final Delivery.  This Agreement shall continue in full force
          ------------------------
and effect until the Escrow Agent has delivered or canceled all of the Escrow Shares pursuant to the terms hereof. After all of such shares have been so delivered or canceled, all rights, duties and obligations of the respective parties hereunder shall terminate; provided, however, the provisions of Section
6.1 hereof shall survive the term of this Agreement.


                                   ARTICLE 4
                           ESCROW STOCK CERTIFICATES

     The Escrow Agent may, with the prior written consent of the Indemnitor Representative, at any time request Acquiror to issue new certificates representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.


                                   ARTICLE 5
                            DIVIDENDS; VOTING RIGHTS

     5.1  Cash Dividends; Voting Rights.  The Shareholders shall be entitled to
          -----------------------------
receive currently any and all cash dividends or other cash income with respect to the Escrow Shares. Each Shareholder shall have the right to direct the Escrow Agent in writing as to the exercise of voting rights with respect to such Escrow Shares held by the Escrow Agent on behalf of such Shareholder, and the Escrow Agent shall comply with any such directions if received in a timely manner. In the absence of such directions, the Escrow Agent shall not vote any such Escrow Shares.

     5.2  Stock Splits; Stock Dividends.  In the event of any stock split or
          -----------------------------
stock dividend with respect to Acquiror Common Stock that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and subject to the escrow covered by this Agreement and any other references herein to a specific number of shares of Acquiror Common Stock or references herein to Closing Price shall be adjusted accordingly.


                                   ARTICLE 6
                                THE ESCROW AGENT

     6.1  Liability.  The Escrow Agent, in its capacity as such, or any
          ---------
successor escrow agent, shall be liable only to hold the Escrow Shares and to deliver the same to the persons named herein in accordance with the provisions of this Agreement. By acceptance of this Agreement, the Escrow Agent, in its capacity as such, or any successor escrow agent, is acting in the capacity of a depository only, and shall not be liable or responsible for any damages, losses or expenses unless such damages, losses or expenses shall be caused by its own gross negligence or willful misconduct. Neither the Escrow Agent, in its capacity as such, nor any successor Escrow Agent, shall incur any liability with respect to (i) any action taken or omitted in good faith upon the advice of its counsel with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written instructions provided for herein, not only as to the due execution of such instrument, or the identity or authority of any person executing such instrument, or the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein, provided that the Escrow Agent shall in good faith believe such instrument to be genuine, to have been signed by a proper person or persons, and to conform to the provisions of this Agreement. In the event of any disagreement or the presentation of adverse claims or demands in connection with or for any item affected hereby, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing the Escrow Agent shall not become liable to the parties, or to any other person, due to its failure to comply with any such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until all of the rights of the adverse claimants have been either fully resolved among themselves, arbitrated to a final award, or finally adjudicated by a court having jurisdiction over the dispute with written notice thereof delivered to Escrow Agent. The Escrow Agent shall be held harmless and jointly and severally indemnified by the other parties hereto in connection with any claims against it in connection with its service as escrow agent hereunder, except to the extent such claims arise out of the gross negligence or willful misconduct of the Escrow Agent. Any action requested to be taken by the Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement in writing of the Indemnitor Representative, Escrow Agent and Acquiror.

     6.2  Resignation of Escrow Agent, Successor.  Escrow Agent may resign at
          ---------------------------- ---------
any time, upon 30 days prior written notice to Acquiror and Indemnitor Representative and shall deposit the Escrow Shares and any Cash Proceeds with a successor escrow agent to be jointly designated in writing by Acquiror and Indemnitor Representative. Any such successor escrow agent must agree to be, and shall be, bound by, and shall have all the rights, duties and responsibilities of the Escrow Agent, under this Agreement. If, upon the effective date of such resignation, no successor escrow agent shall have been designated, Escrow Agent shall have the right to tender into the registry or custody of any court of competent jurisdiction any part or all of the Escrow Shares and any Cash Proceeds and shall be relieved of any further obligations under this Agreement. Such resignation shall not deprive Escrow Agent of its compensation earned prior thereto, and the provisions of Section 6.1 hereof shall survive any resignation by the Escrow Agent.

     6.3  Expenses.  Compensation for the normal services of the Escrow Agent
          --------
shall be borne by Acquiror. The Escrow Agent shall be reimbursed for any reasonable expenses, including the actual out-of-pocket cost of outside legal services should the Escrow Agent deem it necessary in its reasonable discretion to retain an outside attorney, and Acquiror and the Shareholders shall share equally the reimbursement of such expenses of the Escrow Agent, except as otherwise provided in Section 8.10 hereof. Notwithstanding the above, the unsuccessful party in any Litigation arising out of this Agreement shall pay the fees and expenses of the Escrow Agent with respect thereto.


                                   ARTICLE 7
                           INDEMNITOR REPRESENTATIVE

     7.1  Power and Authority.  The Indemnitor Representative shall have full
          -------------------
power and authority to represent the Shareholders and their successors with respect to all matters arising under this Agreement, and all action taken by the Indemnitor Representative hereunder shall be binding upon such Shareholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Indemnitor Representative shall have full power and authority, on behalf of all the Shareholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any Indemnification Claim against the Escrow Shares made by an Indemnitee, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize payments to be made with respect thereto. Each Shareholder hereby agrees to indemnify and to save and hold harmless the Indemnitor Representative from any Liability incurred by the Indemnitor Representative based upon or rising out of any act, whether of omission or commission, of the Indemnitor Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Indemnitor Representative that constitute gross negligence or willful misconduct in the exercise by the Indemnitor Representative of the authority herein granted.

     7.2  Resignation; Successors.  The Indemnitor Representative, or any
          -----------------------
successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Indemnitor Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Indemnitor Representative, a successor shall be named from among the Shareholders by a majority of the Shareholders. Each such successor Indemnitor Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Indemnitor Representative, and the term "Indemnitor Representative" as used herein shall be deemed to include such successor Indemnitor Representative.

                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1  Transferability.  Except as otherwise permitted in Section 3.3(c), a
          ---------------
Shareholder may not transfer any interest in the Escrow Shares or any other right under this Agreement to any other party, except that upon written notice from the legal representative of the estate of a deceased Shareholder to the Escrow Agent and the Acquiror, the rights of such Shareholder under this Agreement shall be transferred to the estate of such Shareholder, and subsequently to any beneficiary thereof, in the event of the Shareholder's death; provided, however, that any such beneficiary or the legal representative of any such estate shall be bound by the provisions of this Agreement without taking any further action. The Escrow Agent or Acquiror, as the case may be, shall be entitled to treat the legal representative of the estate of such Shareholder, and subsequently any beneficiary thereof, as the absolute owner of the rights of such Shareholder under this Agreement in all respects and shall incur no liability for distributions made in good faith to the legal representatives of such Shareholder or such beneficiary in accordance with the terms of this Agreement.

     8.2  Notices.  All notices or other communications which are required or
          -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (with confirmation received by the sender), by registered or certified mail, postage pre-paid, or by courier or overnight courier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to Acquiror:

     Mohawk Industries, Inc.
     160 South Industrial Boulevard
     Calhoun, Georgia  30701
     Attn:  David L. Kolb
     Telephone:  (706) 629-7721
     Telecopy:  (706) 602-0278

with a copy to:

     Alston & Bird LLP
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, Georgia  30309-3424
     Attn:  Alexander W. Patterson, Esq.
     Telephone:  (404) 881-7000
     Telecopy:  (404) 881-4777

If to the Shareholders or the Indemnitor Representative:

     Thomas R. Durkan III
     P.O. Box 1006
     Dalton, Georgia  30722
     Telephone:  (706) 278-7037
     Telecopy:  (706) 275-9964

with a copy to:

     Baker & McKenzie
     1200 Brickell Avenue, 19th Floor
     Miami, Florida  33131
     Attn:  Keith Wasserstrom, Esq.
     Telephone:  (305) 789-8900
     Telecopy:  (305) 789-8953

If to Escrow Agent:
     SunTrust Bank, Atlanta
     3495 Piedmont Road
     Building 10, Suite 810
     Atlanta, Georgia 30305-1727
     Attention:  Rebecca Fischer
     Telephone:  (404) 240-1954
     Telecopy:  (404) 240-2030


or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     8.3  Construction.  This Agreement shall be governed by and construed in
          ------------
accordance with the laws of the State of Georgia, without regard to any applicable conflicts of laws.

     8.4  Binding Effect.  This Agreement shall inure to the benefit of and be
          --------------
binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     8.5  Separability.  If any provision or section of this Agreement is
          ------------
determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

     8.6  Headings.  The headings and subheadings contained in this Agreement
          --------
are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     8.7  Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8.8  Amendments.  This Agreement may be amended from time to time but only
          ----------
by written agreement signed by all of the parties hereto.

     8.9  Third Party Beneficiaries.  Each Subsidiary of Acquiror and each of
          -------------------------
the directors, officers and employees of Acquiror and each of its Subsidiaries are expressly intended to be third party beneficiaries of the indemnities and obligations of the Shareholders as if they were parties to this Agreement.

     8.10 Arbitration.  Any dispute, claim or controversy relating in any way to
          -----------
this Agreement or the transactions contemplated hereby or thereby, whether in contract, in tort or otherwise, except a request for equitable, injunctive or restraining relief, shall be resolved by arbitration in Atlanta, Georgia, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), subject to the limitations of this Section 8.10. This agreement to arbitrate will be specifically enforceable under the prevailing law of any court having jurisdiction. Notice of a demand for arbitration will be filed in writing with the applicable other signatory hereto and with AAA. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The signatories hereto agree that three (3) arbitrators experienced in the matters at issue shall arbitrate all disputes. The arbitrators shall be selected by the joint agreement of Acquiror and the Indemnitor Representative, but if they do not so agree within twenty (20) days after the date of the notice of a demand for arbitration referred to above, the selection shall be made pursuant to the Commercial Arbitration Rules of AAA from the panels of arbitrators maintained by AAA. The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and the award will not be subject to vacation, modification or appeal, except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act, the terms of which Sections the signatories hereto agree shall apply. Each participant in the arbitration shall pay its own expenses of arbitration, and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim, or any defense or objection thereto, was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses against the participant(s) raising such unreasonable claim, defense or objection.


                           [Signatures on next page.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        ACQUIROR:

                                        MOHAWK INDUSTRIES, INC.



                                        BY:____________________________________
                                        NAME:__________________________________
                                        TITLE:_________________________________



                                        SHAREHOLDERS:DURKAN FAMILY PARTNERSHIP


                                        BY:  TRD, Inc., General Partner


                                             BY:



                                        ________________________________(SEAL)
                                                THOMAS R. DURKAN, II


                                        ________________________________(SEAL)
                                                   PATRICIA DURKAN


                                        ________________________________(SEAL)
                                                THOMAS R. DURKAN, III


                                        ________________________________(SEAL)
                                                 TARA DURKAN SIMONDS

                                        Durkan Development, L.P. (Voting)

                                        BY:  TRD, INC., GENERAL PARTNER


                                             BY:_______________________________



                                        Durkan Development, L.P. (Non-voting)

                                        BY:  TRD, INC., GENERAL PARTNER


                                             BY:_______________________________



                                        ESCROW AGENT:

                                        SUNTRUST BANK, ATLANTA

                                        BY:____________________________________
                                        NAME:__________________________________
                                        TITLE:_________________________________

                                  SCHEDULE I
                              To Escrow Agreement

                                 SHAREHOLDERS



                                                             Number of Shares
                                                             of Common Stock                Percentage
Name                                                              Owned                      Interest
----                                                              -----                      --------
Thomas R. Durkan, II                                           26,613.79693                    8.44%

Durkan Family Partnership                                     123,155.94720                   39.10%

Patricia Durkan                                                37,462.11395                   11.89%

Thomas R. Durkan, III                                          37,462.11395                   11.89%

Tara Durkan-Simonds                                            37,462.11395                   11.89%

Durkan Development, L.P.                                       52,843.91401                   16.78%
                                                              -------------                  ------

                                                              315,000.00000                  100.00%
                                                              =============                  ======

                               SCHEDULE OF FEES


                            Mohawk Industries, Inc.

                                Escrow Services


The annual fee of $2,500.00 for administering this Escrow Agreement is payable in advance at the time of closing and, if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement.

Out of pocket expenses such as, but not limited to, postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel legal or accounting, etc., will be billed at cost.

These fees do not include extraordinary services which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including, without limitation, termination of the Escrow Agreement.

It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon and the undersigned authorizes SunTrust Bank, Atlanta to perform said services.

                                   EXHIBIT 2

              STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT
              ---------------------------------------------------

     THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March __, 1999, by and among MOHAWK INDUSTRIES, INC., a Delaware corporation ("Acquiror"), and the shareholders of DURKAN PATTERNED CARPETS, INC. ("Durkan"), and NONPAREIL DYEING & FINISHING, INC. ("Nonpareil") each a Georgia corporation (collectively, the "Companies"), appearing as signatories hereto (each, a "Shareholder" and collectively, the "Shareholders").

                                   Preamble:
                                   ---------

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of February 26, 1999 (the "Merger Agreement"), by and among Acquiror, Durkan Acquisition Corp., a Georgia corporation ("Sub 1"), Nonpareil Acquisition Corp., a Georgia corporation ("Sub 2"), the Companies and the Shareholders, Sub 1 shall be merged with and into Durkan and Sub 2 shall be merged with and into Nonpareil (collectively, the "Mergers"), with the result that each of the outstanding shares of capital stock of the Companies and certain notes held by a shareholder of the Companies will be converted into the right to receive shares of the $.01 par value common stock of Acquiror (the "Common Stock"); and

     WHEREAS, Acquiror has agreed, as a condition precedent to the Companies obligations under the Merger Agreement, to grant the Shareholders certain registration rights; and

     WHEREAS, Acquiror and the Shareholders desire to define such registration rights on the terms and subject to the conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

                                1.  DEFINITIONS
                                    -----------

     As used in this Agreement, the following terms have the respective meanings set forth below:

     "Commission" shall mean the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act.

     "Escrow Shares" shall mean the 315,000 shares of Common Stock to be issued
      -------------
pursuant to Section 3.1 of the Merger Agreement and subject to the terms and provisions of the Escrow Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "Holder" shall mean any holder of Registrable Securities.
      ------

     "Person" shall mean an individual, partnership, joint stock company,
      ------
corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Register", "registered" and "registration" shall mean a registration
      --------    ----------       ------------
effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.

     "Registrable Securities" shall mean (A) the aggregate number of shares of
      ----------------------
Common Stock issued to the Shareholders pursuant to the Merger Agreement (including any Escrow Shares until such time, if ever, as such shares are returned to Acquiror pursuant to the terms of the Escrow Agreement), and (B) any securities of Acquiror issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clause (A); provided, that Registrable Securities shall not include (i) Securities with respect to which a registration statement with respect to the sale of such Securities has become effective under the Securities Act and all such Securities have been disposed of in accordance with such registration statement, (ii) such Securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act ("Rule 144"), or (iii) such securities as are acquired by Acquiror or any of its subsidiaries.

     "Registration Expenses" shall mean all expenses incurred by Acquiror in
      ---------------------
complying with its obligations under Section 3(a) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Acquiror, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Acquiror, which shall be paid in any event by Acquiror).

     "Security, Securities" shall have the meaning set forth in Section 2(l) of
      --------------------
the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Selling Expenses" shall mean all selling commissions and discounts
      ----------------
applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

                         2.  RESTRICTIONS ON TRANSFER
                             ------------------------

     (a) Prior to any proposed transfer of any Registrable Securities (other than under the circumstances described in Section 3 hereof), the Holder thereof shall give written notice to Acquiror of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by Acquiror, shall be accompanied by an opinion of counsel reasonably satisfactory to Acquiror to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such Holder shall be entitled to transfer the Registrable Securities in accordance with the terms of its notice. Each certificate or instrument transferred as above provided shall bear the legend set forth in Section 2(b), except that such certificate or instrument shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such Registrable Securities in a public sale without registration under the Securities Act.

     (b) Each certificate evidencing Registrable Securities issued to any Holder in connection with the Merger ("Restricted Shares") shall bear a legend in substantially the following form:

     "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Mohawk Industries, Inc. ("Mohawk") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an
                                                                  ---
     affiliate of Mohawk) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Mohawk) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Mohawk that such sale or transfer is otherwise exempt from the registration requirements of such Act."

     (c) In the event that any Restricted Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, Acquiror shall, upon the written request of the Holder thereof, issue to such Holder a new certificate evidencing such

Restricted Shares without the legend or legends, as applicable, required by
Section 2(b) hereof endorsed thereon.

                         3.  SHELF REGISTRATION RIGHTS
                             -------------------------

     (a)  Shelf Registration.
          ------------------

         (i) Acquiror shall use its reasonable best efforts to file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to all of the Registrable Securities as soon as possible after the Closing Date and in no event later than sixty (60) days following the Closing Date. Acquiror shall, subject to Section 3(f) hereof, use its reasonable best efforts to cause the Shelf Registration to become effective as soon as practicable after the filing thereof and shall use its reasonable best efforts to keep the Shelf Registration continuously effective from the date the Shelf Registration is effective until the earlier of (A) the date on which all Registrable Securities may be sold pursuant to Rule 144(k) or (B) the second anniversary of the Effective Time, in order to permit the prospectus forming a part thereof to be usable by the Holders during such period; provided, however, that until after the date of issuance of the consolidated financial statements of Acquiror which reflect at least 30 days of combined results of Acquiror and the Companies subsequent to the Effective Time, Acquiror shall not be required to cause the Shelf Registration to become effective, but shall be required to use reasonable best efforts to cause such Shelf Registration to become effective promptly after such date. The Shelf Registration shall provide for the offering and sale of the Registrable Securities to or through brokers or dealers, acting as principal or agent, in transactions (which may involve block transactions) on the New York Stock Exchange, in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or otherwise (including without limitation sales in transactions that comply with the provisions of Rule 144 or Rule 145, as applicable), or directly or indirectly through brokers or agents in private sales at negotiated prices, or through a combination of any such methods of sale, including, but not limited to, a bulk sale to a brokerage firm, but not pursuant to an underwritten public offering (whether on a firm commitment or best efforts basis or otherwise).

         (ii) Acquiror shall supplement or amend the Shelf Registration, (A) as required by the registration form utilized by Acquiror or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder, and (B) to include in the Shelf Registration any additional unregistered securities that become Registrable Securities by operation of the definition thereof and which are issued in respect to, or in exchange for or in replacement of, the Registrable Securities included in the Shelf Registration, unless such securities are otherwise registered under the Securities Act or (C) if and to the extent reasonably requested by the Holders of the Registrable Securities; provided, however, that such request and any required supplement or amendment shall relate only to material information about such Holder and included in or omitted from the Shelf Registration. Acquiror shall furnish to the Holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment sufficiently in advance (but in no event less than three business days in advance) of its use and/or filing with the Commission to allow the Holders a meaningful opportunity to comment thereon.

         (iii) The Shelf Registration may include other Securities of Acquiror which are held by Persons who, by virtue of agreements with Acquiror, are entitled to include their Securities in the Shelf Registration.

     (b) Expenses of Registration.  All Registration Expenses incurred in
         ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 3 (including all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration) shall be borne by Acquiror, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     (c) Other Registration Procedures.  At its expense, Acquiror will:
         -----------------------------

         (i) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other Securities covered by the Shelf Registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Holders of Registrable Securities covered by the Shelf Registration shall reasonably request, (y) to keep each such registration or qualification in effect for so long as the Shelf Registration remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the Registrable Securities to be sold by such Holders, except that Acquiror shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Acquiror is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

         (ii) use its reasonable best efforts to cause all Registrable Securities covered by the Shelf Registration to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the reasonable opinion of counsel to Acquiror and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities;

         (iii) promptly notify each Holder of Registrable Securities covered by the Shelf Registration (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of the Shelf Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Shelf or the initiation of proceedings for that purpose, (C) of any request by the Commission for (1) amendments to the Shelf Registration or any document incorporated or deemed to be incorporated by reference in the Shelf Registration, (2) supplements to the prospectus forming a part of the Shelf Registration or (3) additional information, or (D) of the receipt by Acquiror of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary;

         (iv) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

         (v) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of the Shelf Registration, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

         (vi) provide promptly to the Holders upon request any document filed by Acquiror with the Commission pursuant to the requirements of Section 13 or
Section 15 of the Exchange Act;

         (vii) use its reasonable best efforts to cause all Registrable Securities included in the Shelf Registration to be listed on the New York Stock Exchange, or if not then listed on the New York Stock Exchange, on any other securities exchange on which Securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which Securities of the same class are then traded; and

         (viii) promptly after the Shelf Registration, or any amendment thereto, if applicable, is declared effective by the Commission, deliver to the Holders as many copies of the prospectus forming part of the Shelf Registration, and any amendment or supplement thereto, as the Holders may reasonably request.

     (d) Indemnification; Contribution.


         (i) Acquiror shall indemnify, to the fullest extent permitted by law, each Holder of Registrable Securities, and if applicable, its officers, directors, employees and agents, and if applicable, each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration, any related prospectus, or, any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, except in each case insofar as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in the Shelf Registration, prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to Acquiror by such Holder expressly for use therein.

         (ii) In connection with the Shelf Registration, each Holder shall furnish to Acquiror in writing such information and affidavits with respect to such Holder as Acquiror reasonably requests for use in connection with the Shelf Registration, any related prospectus, or any amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, Acquiror, Acquiror's directors, officers, employees and agents and each Person who controls Acquiror (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration, any related prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such registration statement or in such related prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to Acquiror by such Holder expressly for use in the Shelf Registration.

         (iii) Any Person entitled to indemnification under this Section 3(d) agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the reasonable fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of counsel to such indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party). The indemnifying party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

     (iv)  Contribution.
           -------------

           (A) If the indemnification provided for in this Section 3(d) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3(d)(iii) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

           (B) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3(d)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

           (C) If indemnification is available under this Section 3(d), the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Sections 3(d)(i) and 3(d)(ii) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3(d)(iv).

     (e) Information by the Holders.  Each of the Holders holding Registrable
         --------------------------
Securities included in the Shelf Registration shall furnish to Acquiror such information regarding such Holder and the distribution proposed by such Holder as Acquiror may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

     (f) Holdback Agreement; Postponement.  Notwithstanding the provisions of
         --------------------------------
Section 3(a), if the Board of Directors of Acquiror determines in good faith that it is in the best interests of Acquiror (A) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving Acquiror or (B) for any purpose relating to: (aa) a registration of equity securities of Acquiror, (bb) a registration of convertible securities of Acquiror (including any underlying equity securities), (cc) a sale of any securities in a Rule 144A transaction, or
(dd) a registration of any securities relating to a transaction described in Rule 145(a), to suspend the registration rights set forth herein, Acquiror may, by notice to the Holders in accordance with Section 6(a), suspend the rights of the Holders to make sales pursuant to the Shelf Registration for such a period of time, not to exceed 90 days, as the Board of Directors may reasonably and in good faith determine, provided, however, that such suspension shall be terminated by Acquiror as soon as is reasonably practicable.

     (g) Assignment.  The registration rights set forth in this Section 3 hereof
         ----------
may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of a Shareholder shall be a Holder only with respect to such Registrable Securities so acquired and any stock of Acquiror issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement).

                     4.  INTERPRETATION OF THIS AGREEMENT
                         --------------------------------

     (a) Directly or Indirectly.  Where any provision in this Agreement refers
         ----------------------
to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     (b) Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Georgia.

     (c) Section Headings.  The headings of the sections and subsections of this
         ----------------
Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

              5.  LIMITATIONS ON SALES OF REGISTRABLE SECURITIES
                  ----------------------------------------------

     Each Holder agrees not to effect any sale or transfer or to dispose otherwise of any Registrable Securities which are not included in any registration statement filed by Acquiror (other than a registration statement filed by Acquiror filed on Form S-8, or any successor form thereto, relating exclusively to employee benefits) during the 10-day period prior to, and during the 90-day period beginning on, the effective date of such registration statement.

                               6.  MISCELLANEOUS
                                   -------------

     (a) Notices.  All notices or other communications which are required or
         -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (with confirmation received by the sender), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         (i) if to Acquiror, to 160 South Industrial Boulevard, Calhoun, Georgia 30701, 706/602-0278 (telecopy), Attention: Chief Executive Officer; and

         (ii) if to the Shareholders, at the addresses listed on Schedule I hereto.

     (b) Third Party Beneficiaries; Successors and Assigns.  Each of the
         -------------------------------------------------
Shareholders as of the Effective Time is an intended beneficiary of this Agreement and shall be entitled to the benefits of this Agreement, subject to compliance with the obligations of this Agreement as applied to Shareholders hereunder. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, so long as any such successor or assignee agrees to be bound by the terms of this Agreement.

     (c) Entire Agreement; Amendment and Waiver.  This Agreement
         --------------------------------------
constitutes the entire understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior understanding among such parties in respect of the subject matter contained herein. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with the written consent of Acquiror and the Holders of a majority of the then outstanding Registrable Securities.

     (d) Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     (e) Remedies.  Each of the Holders and Acquiror, in addition to being
         --------
entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each of the Holders and Acquiror agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (f) Severability.  In the event that any one or more of the provisions
         ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of the Holders shall be enforceable to the fullest extent permitted by law.

     (g) Irrevocable Appointment of Agent.  By the execution and delivery
         --------------------------------
of this Agreement, including counterparts hereof, each of the Shareholders hereby irrevocably constitutes and appoints Thomas S. Durkan, II as the true and lawful agent and attorney-in-fact of each such Shareholder in the various capacities provided for herein (such individual, or such other individual as the Holders of a majority of the Registrable Securities then outstanding (the "Requisite Stockholders") shall designate in writing to Acquiror from time to time, is herein referred to as the "Agent"), and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Agent shall deem necessary or appropriate in connection with this Agreement. Unless there is no existing person who has been designated to act as Agent by the Requisite Stockholders, all rights of the Holders under this Agreement shall be exercised by the Holders only through or by the Agent in his or her capacity as agent of the Holders hereunder, and Acquiror shall not be required to take directions from any other Holder for so long as such Agent continues to serve and has not otherwise been removed as Agent pursuant to notice to Acquiror from the Requisite Stockholders. If at any time no person is serving as Agent, Acquiror shall not be required to take action except upon the direction of the Requisite Stockholders.

     (h) Other Rights.  Nothing in this Agreement shall prohibit Acquiror
         ------------
from granting registration rights to other parties, regardless of whether such registration rights are more or less favorable than the ones granted hereunder.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                         MOHAWK INDUSTRIES, INC.


                         By: ____________________________________
                         Name: __________________________________
                         Title: _________________________________


                         SHAREHOLDERS:

                         Durkan Family Partnership, Ltd. L.P.

                         By:  TRD, Inc., General Partner


                             By: ________________________________


                         ____________________________________(SEAL)
                         Thomas R. Durkan, II

                         /s/ Patricia Durkan
                         ____________________________________(SEAL)
                         Patricia Durkan


                         ____________________________________(SEAL)
                         Thomas R. Durkan, III


                         ____________________________________(SEAL)
                         Tara Durkan-Simonds


                         Durkan Development, L.P.

                         By:  TRD, Inc., General Partner


                             By: ________________________________

                                  SCHEDULE I



Name                                        Address
----
Durkan Family Partnership, Ltd. L.P.        P.O. Box 2026
                                            Dalton, GA  30722-2026

Thomas R. Durkan, II                        P.O. Box 1006
                                            Dalton, GA  30722-1006

Patricia Durkan                             P.O. Box 1006
                                            Dalton, GA  30722-1006

Thomas R. Durkan, III                       P.O. Box 1006
                                            Dalton, GA  30722-1006

Tara Durkan-Simonds                         518 11th Street No. C
                                            Hermosa, CA  90254

Durkan Development, L.P.                    P.O. Box 2026
                                            Dalton, GA  30722-2026

                                   EXHIBIT 3
                                   ---------

                         SHAREHOLDER'S NONCOMPETITION
                         ----------------------------
                         AND CONFIDENTIALITY AGREEMENT
                         -----------------------------


     THIS SHAREHOLDER'S NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (this "Agreement") is made as of the ____ day of ________, 1999, among MOHAWK INDUSTRIES, INC., a Delaware corporation ("Acquiror"), DURKAN PATTERNED CARPETS, INC., a Georgia corporation ("Company"), and ____________ (the "Shareholder"), being the owner of issued and outstanding shares of the capital stock of Company.

                             W I T N E S S E T H:

     WHEREAS, Acquiror, Company and the Shareholder, among others, are parties to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of ____________, 1999, among Acquiror, Durkan Acquisition Corp., Nonpareil Acquisition Corp., Company, Nonpareil Dyeing & Finishing, Inc. ("Nonpareil") and the shareholders of each of Company and Nonpareil, pursuant to which Acquiror has acquired 100% of the issued and outstanding capital stock (the "Stock") of Company; and

     WHEREAS, the Merger Agreement provides that as a condition precedent to the transactions contemplated thereby, the Shareholder will enter into a noncompetition and confidentiality agreement with Acquiror and Company; and

     WHEREAS, Acquiror, Company and the Shareholder desire to enter into this Noncompetition and Confidentiality Agreement to memorialize the terms and conditions hereinafter set forth; and

     WHEREAS, Acquiror would not consummate the transactions contemplated by the Merger Agreement unless the Shareholder executed and delivered this Noncompetition and Confidentiality Agreement; and

     WHEREAS, Acquiror and Company are engaged in and throughout the Area (as defined herein) in the Business (as defined herein); and

     WHEREAS, the Shareholder has obtained knowledge of the business, affairs, finances, management, marketing programs and philosophy, clients and methods of operation of Company; and

     WHEREAS, Acquiror and Company would suffer irreparable harm, including the destruction or substantial diminishment of the value of the Business and goodwill being acquired by Acquiror if the Shareholder was to use such knowledge, information and business acumen.

     NOW, THEREFORE, in consideration of Acquiror's acquisition of the Stock, the above premises and the mutual covenants and agreements hereinafter set forth, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Definitions
         -----------

         (a) "Affiliate" or "Affiliated," used to indicate a relationship to a
              ---------      ----------
specified person, firm, corporation, partnership, association or entity, means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such person, firm, corporation, partnership, association or entity.

         (b) "Applicable Period" means the period of five (5) years commencing
              -----------------
on the Closing (as defined in the Merger Agreement).

         (c) "Area" means Canada, the United States of America, including its
              ----
territories, and Mexico.

         (d) "Business" means the business of manufacturing, printing,
              --------
designing, developing or processing of broadloom printed patterned carpet.

         (e) "Competing Business" means any person, business organization or
              ------------------
enterprise in whatever form which is engaged in a business that is the same or substantially similar to the Business.

         (f) "Proprietary Information" means all information with respect to
              -----------------------
Company, Nonpareil or the Business which (i) derives economic value, actual or potential, from not being generally known or readily ascertainable by other persons (outside Acquiror or Company) who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts by Company that are reasonable under the circumstances to maintain its secrecy or confidentiality. Nothing in the foregoing sentence shall be deemed to require that all documents of Company be stamped "confidential" or maintained in locked or otherwise secured files within Company in order to maintain secrecy or confidentiality. Assuming the foregoing criteria are met, Proprietary Information includes, but is not limited to, technical or nontechnical data related to the formulas, patterns, designs, compilations, programs, inventions, methods, techniques, drawings, processes, finances, actual or potential customers and suppliers, existing and future products sales and marketing information, and employees of Company, and all physical embodiments of the foregoing. Proprietary Information will not include any information which before being divulged by the Shareholder
(i) has become generally known to the public through no wrongful act of the Shareholder; (ii) has been approved for release and released to the general public by written authorization of Company; (iii) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or has been required to be disclosed by operation of law; provided, however, that the Shareholder must first have given written notice of such required disclosure to Company, cooperated in Company's efforts to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which disclosure is required, and taken reasonable steps to allow Company to seek to protect the confidentiality of the information required to be disclosed; or (iv) is furnished to a non-Affiliated third party by Company without restrictions on the third party's right to disclose the information. Proprietary Information may include information disclosed to Company by a third party which Company is obliged to treat as confidential.

     2.  Term and Termination.
         --------------------

         (a) Term.  The term of this Agreement shall commence as of the Closing
             ----
Date (as defined in the Merger Agreement) and shall continue for a period of five (5) years after such date (the "Term"), unless earlier terminated as provided herein.

         (b) Termination.  This Agreement may only be terminated by mutual
             -----------
agreement of the Shareholder, Acquiror and Company.

         (c) Survival.  The covenants of the Shareholder in Sections 3, 4, 5, 6,
             --------
7 and 8 shall survive the termination of this Agreement and shall not be extinguished thereby.

     3.  Agreement Not to Compete.  The Shareholder agrees that commencing on
         ------------------------
the date hereof and continuing through the Applicable Period he will not (except on behalf of or with the prior written consent of Acquiror, which consent may be withheld in Acquiror's sole discretion), within the Area, either directly or indirectly, on the Shareholder's own behalf, or in the service or on behalf of others, engage in or provide managerial, supervisory, sales, financial, administrative or consulting services or assistance to, or own (other than ownership of less than five percent of the outstanding voting securities of an entity whose voting securities are traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System) a beneficial interest in any Competing Business. For purposes of this Section 5, the Shareholder acknowledges and agrees that the Business is conducted in the Area.

     4.  Agreement Not to Solicit Customers.
         ----------------------------------

     The Shareholder agrees that commencing on the date hereof and continuing through the Applicable Period, he will not, without the prior written consent of Acquiror, which consent may be withheld in Acquiror's sole discretion, within the Area, either directly or indirectly, on the Shareholder's own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any Competing Business any customer or client who was serviced by or under the supervision of the Shareholder.

     5.  Agreement Not to Solicit Employees.
         ----------------------------------

     The Shareholder agrees that commencing on the date hereof and continuing through the Applicable Period, he will not, either directly or indirectly, on the Shareholder's own behalf or in the service of or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, any person employed by Acquiror or Company, whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

     6.  Ownership and Protection of Proprietary Information.
         ---------------------------------------------------

         (a) Confidentiality.  All Proprietary Information and all physical
             ---------------
embodiments thereof received or developed by the Shareholder are confidential to and are and will remain the sole and exclusive property of Company. The Shareholder will hold such Proprietary Information in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information or any physical embodiments thereof, except pursuant to actions taken by the Shareholder on behalf of Company in the Shareholder's capacity as an officer and employee of Company, and may in no event take any action causing, or fail to take the action necessary in order to prevent, any Proprietary Information disclosed to or developed by the Shareholder to lose its character or cease to qualify as Proprietary Information.

         (b) Return of Company Property.  Upon request by Acquiror, the
             --------------------------
Shareholder will promptly deliver to Acquiror or Company, as directed, all property belonging to Company, including, without limitation, all Proprietary Information (and all embodiments thereof) then in the Shareholder's custody, control or possession.

         (c) Survival.  The covenants of confidentiality set forth herein will
             --------
apply on and after the date hereof to any Proprietary Information disclosed by Acquiror or Company prior to or after the date hereof and will continue and be maintained by the Shareholder (i) with respect to Proprietary Information which does not constitute a trade secret under the Georgia Trade Secrets Act, during the Applicable Period, and (ii) with respect to the Proprietary Information consisting of trade secrets under the Georgia Trade Secrets Act, including but not limited to scientific or technical data, at any and all times following the termination of this Agreement so long as such Proprietary Information remains a trade secret.

     7.  Severability, Etc.
         ------------------

     The Shareholder agrees that the covenants and agreements contained in Sections 3, 4, 5, 6, 7 and 8 of this Agreement, and the subsections of those Sections, are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of Acquiror, Company and the Business; that Acquiror and Company are engaged in and throughout the Area in the Business; that irreparable loss and damage will be suffered by Acquiror and Company should the

Shareholder breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreement or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, Acquiror and Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Shareholder of any of such covenants or agreements.

     8.  No Set-Off.
         ----------

     The existence of any claim, demand, action or cause of action by the Shareholder against Acquiror or Company or any Affiliate of Acquiror or Company, other than one predicated upon a material breach of this Agreement by Acquiror or Company, shall not constitute a defense to the enforcement by Acquiror or Company of any of its rights hereunder.

     9.  Notice.
         ------

     All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered, in person or by facsimile, or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such addresses as shall be given, in writing by the parties to one another):


If to Acquiror or Company:            Mohawk Industries, Inc.
                                      160 South Industrial Boulevard
                                      Calhoun, Georgia  30701
                                      Attn:  David L. Kolb
                                      Telephone:  (706) 629-7721
                                      Telecopy:  (706) 602-0278

With a copy to:                       Alston & Bird LLP
                                      One Atlantic Center
                                      1201 West Peachtree Street
                                      Atlanta, Georgia  30309-3424
                                      Attn:  Alexander W. Patterson, Esq.
                                      Telephone:  (404) 881-7000
                                      Telecopy:  (404) 881-4777
If to the Shareholder:
                                      ---------------------------------------
                                      ---------------------------------------
                                      ---------------------------------------

With a copy to:
                                      ---------------------------------------
                                      ---------------------------------------
                                      ---------------------------------------


Notices delivered in person or by facsimile shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date thereof.

     10.  Miscellaneous.
          -------------

          (a) Assignment.  This Agreement may be assigned by Acquiror and
              ----------
Company and shall inure to the benefit of and may be binding upon the successors and assigns of Acquiror and Company. In the event of any such assignment, Acquiror, Company or their permitted successors or assigns, shall remain liable for the performance of its obligations hereunder unless such assignment is to an individual or entity of comparable creditworthiness and comparable net worth to that of Acquiror or Company, or its permitted successors or assigns, on the date of such assignment. For purposes of this Agreement, an assignment shall not include any merger, consolidation, sale of substantially all of Acquiror or Company's assets or any other acquisition to which Acquiror or Company is a party. This Agreement may not be assigned by the Shareholder (or the Shareholder's legal representative, if applicable), nor may the Shareholder in any way delegate the performance of the Shareholder's covenants and obligations hereunder.

         (b) Waiver.  Acquiror or Company's waiver of any breach of this
             ------
Company and by the Shareholder shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

         (c) Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the internal laws of the State of Georgia.

         (d) Entire Agreement.  This Agreement, together with the Merger
             ----------------
Company and and the other documents and agreements referred to therein, embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

         (e) Amendment.  This Agreement may not be modified, amended,
             ---------
supplemented or terminated except by a written instrument executed by the parties hereto.

     11.  Captions and Section Headings.  Except as set forth in Section 1
          -----------------------------
hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.


                                ACQUIROR:

                                MOHAWK INDUSTRIES, INC.

                                By:_______________________________
                                Name:_____________________________
                                Title:____________________________


                                         [CORPORATE SEAL]





                                COMPANY:

                                DURKAN PATTERNED CARPETS, INC.

                                By:_______________________________
                                Name:_____________________________
                                Title:____________________________



                                SHAREHOLDER:

                                ____________________________(SEAL)

                                   EXHIBIT 4
                                   ---------
                              AFFILIATE AGREEMENT
                              -------------------


Mohawk Industries, Inc.
160 South Industrial Boulevard
Calhoun, Georgia  30701

Ladies and Gentlemen:

     The undersigned is a shareholder of Durkan Patterned Carpets, Inc. ("Durkan") or Nonpareil Dyeing & Finishing, Inc. ("Nonpareil"), each of which is a corporation organized and existing under the laws of the State of Georgia (collectively, the "Companies"), and will become a stockholder of Mohawk Industries, Inc. ("Acquiror"), a corporation organized and existing under the laws of the State of Delaware, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of February __, 1999 (the "Agreement"), by and among Acquiror, Durkan Acquisition Corp. ("Sub 1"), Nonpareil Acquisition Corp. ("Sub 2"), the Companies and the shareholders of each of the Companies. Under the terms of the Agreement, Sub 1 will be merged with and into Durkan and Sub 2 will be merged with and into Nonpareil (the "Mergers"), and the shares of capital stock of each of the Companies and certain notes held by a shareholder of the Companies (collectively, "Company Securities") will be converted into and exchanged for shares of the $0.01 par value common stock of Acquiror ("Acquiror Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Acquiror regarding certain rights and obligations of the undersigned in connection with the shares of Acquiror Common Stock to be received by the undersigned as a result of the Mergers.

     In consideration of the Mergers and the mutual covenants contained herein, the undersigned and Acquiror hereby agree as follows:

     1.  Affiliate Status.  The undersigned understands and agrees that as to
         ----------------
one or both of the Companies the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Mergers.

     2.  Initial Restriction on Disposition.  The undersigned agrees that the
         ----------------------------------
undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Acquiror Common Stock into which the Company Securities owned by the undersigned are converted upon consummation of the Mergers until one business day after publication by Acquiror of its results of post-Mergers operations for the period which includes at least 30 days of post-Mergers combined operations of Acquiror and the Companies. Acquiror agrees that it will use its best efforts to publish such results within 45 days after the end of the first fiscal quarter of Acquiror containing the required thirty (30) day period of post-Mergers combined operations and that it will notify the undersigned promptly following such publication of Acquiror containing the required period of post-Mergers combined operations.

     3.  Covenants and Warranties of Undersigned.  The undersigned represents,
         ---------------------------------------
warrants and agrees that:

         (a) The Acquiror Common Stock received by the undersigned as a result of the Mergers will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

         (b) Acquiror has informed the undersigned that the shares of Acquiror Common Stock received pursuant to the Mergers can only be sold by the undersigned (1) pursuant to an effective registration statement under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available.

         (c) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 8 hereof to, have all of the Company Securities beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Mergers and not in the name of any bank, broker-dealer, nominee or clearinghouse.

         (d) During the 30 consecutive days immediately preceding the Effective Time of the Mergers, the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the Company Securities beneficially owned by the undersigned as of the date the undersigned executed written consents in lieu of special meetings of the shareholders of each of the Companies to approve and adopt the Agreement and the Mergers.

     4.  Restrictions on Transfer.  The undersigned understands and agrees that
         ------------------------
stop transfer instructions with respect to the shares of Acquiror Common Stock received by the undersigned pursuant to the Mergers will be given to Acquiror's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

     "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Mohawk Industries, Inc. ("Mohawk") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an
     individual who is not an affiliate of Mohawk) or (ii) Rule 144
                       ---
     (in the case of shares issued to an individual who is an affiliate of Mohawk) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Acquiror that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing Acquiror securities issued subsequent to the original issuance of the Acquiror Common Stock pursuant to the Mergers as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Acquiror Common Stock issued to the undersigned pursuant to the Mergers has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Acquiror shall cause the certificates representing the shares of Acquiror Common Stock issued to the undersigned in connection with the Mergers to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Acquiror Common Stock received by the undersigned pursuant to the Mergers, or at the expiration of the restrictive period set forth in Rule 145(d), Acquiror, upon the request of the undersigned, will cause the certificates representing the shares of Acquiror Common Stock issued to the undersigned in connection with the Mergers to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Acquiror of an opinion of its counsel to the effect that such legend may be removed.

     5.  Understanding of Restrictions on Dispositions.  The undersigned has
         ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of the shares of Acquiror Common Stock received by the undersigned to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for Companies.

     6.  Filing of Reports by Acquiror.  Acquiror agrees, for a period of two
         -----------------------------
(2) years after the effective date of the Mergers, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Acquiror Common Stock issued to the undersigned pursuant to the Mergers.

     7.  Transfer Under Rule 145(d).  If the undersigned desires to sell or
         --------------------------
otherwise transfer the shares of Acquiror Common Stock received by the undersigned in connection with the Mergers at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Acquiror Common Stock together with such additional information as the transfer agent may reasonably request. If Acquiror's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Acquiror shall cause such counsel to provide such opinions as may be necessary to Acquiror's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     8.  Acknowledgments.  The undersigned recognizes and agrees that the
         ---------------
foregoing provisions also apply to all shares of the capital stock of each of the Companies and Acquiror that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Acquiror or becomes a director or officer of Acquiror upon consummation of the Mergers, among other things, any sale of Acquiror Common Stock by the undersigned within a period of less than six months following the effective time of the Mergers may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9.  Miscellaneous.  This Affiliate Agreement is the complete agreement
         -------------
between Acquiror and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     This Affiliate Agreement is executed as of the ____ day of February, 1999.

                                        Very truly yours,

____________________________            ____________________________
Signature                               Signature


____________________________            ____________________________
Print Name                              Print Name


____________________________            ____________________________
____________________________            ____________________________
____________________________            ____________________________
Address                                 Address

                                        [add below the signatures of all
                                        registered owners of shares deemed
                                        beneficially owned by the affiliate]

                                        ____________________________
                                        Name:

                                        ____________________________
                                        Name:

                                        ____________________________
                                        Name:

AGREED TO AND ACCEPTED as of
February __, 1999

MOHAWK INDUSTRIES, INC.


By:_________________________

                                   EXHIBIT 5

                        AGREEMENT FOR RELEASE OF CLAIMS

          THIS AGREEMENT FOR RELEASE OF CLAIMS (the "Agreement") is entered into as of ________ __, 1999 by and among Durkan Patterned Carpets, Inc., a Georgia corporation ("Durkan"), Nonpareil Dyeing & Finishing, Inc., a Georgia corporation ("Nonpareil" and together with Durkan, the "Companies"), the shareholders of Durkan and the shareholders of Nonpareil (collectively "Shareholder"). Capitalized terms used herein without definition shall have the meanings provided therefor in the Merger Agreement (as hereinafter defined).

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, on _______ __, 1999, Mohawk Industries, Inc., a Delaware corporation ("Acquiror"), the Companies, Durkan Acquisition Corp., a Georgia corporation ("Sub1"), Nonpareil Acquisition Corp., a Georgia corporation ("Sub2"), and the shareholders of each of the Companies entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Sub1 will merge with and into Durkan and Sub2 will merge with and into Nonpareil (the "Merger"), whereby each of the Companies shall survive the Merger as a wholly owned subsidiary of Acquiror; and

     WHEREAS, it is a condition to the obligation of each of Acquiror, Sub1 and Sub2 to consummate the Closing under the Merger Agreement that, on or prior to the Closing, each of the shareholders of Company enter into an agreement for the release of claims; and

     WHEREAS, the parties hereto wish to consummate the transactions contemplated by the Merger Agreement.


          NOW, THEREFORE, for and in consideration of the foregoing and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.  Shareholder Release:  Shareholder, for Shareholder and
              -------------------
Shareholder's heirs, beneficiaries, successors, assigns, agents, attorneys, legal representatives and for anyone else claiming by, through or under any of them (together with Shareholder, collectively "Shareholder Releasors"), does hereby remise, release and forever discharge each of the Companies and their respective subsidiaries, affiliates and associates, and all of their respective successors, assigns, agents, attorneys, legal representatives, officers, directors and shareholders (collectively, the "Company Releasees"), and each of them, from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims and demands (collectively, "Claims") whatsoever which as against the said Company Releasees (or any of them) Shareholder Releasors, or any of
them, ever had, now has or shall or may have for or by reason of any cause, matter or thing whatsoever existing up to the present time, including, without limiting the generality of the foregoing, all Claims arising out of or in any way connected with the employment of Shareholder by any of the Company Releasees (including as an officer, director or employee) or the obligations (statutory, contractual or otherwise) of the Company Releasees to Shareholder Releasors, or any of them, in respect thereof. Notwithstanding the foregoing or any other provision of this Agreement, Shareholder Releasors shall not release the Company Releasees, or any of them, from their respective (a) obligations to Shareholder Releasors, or any of them, under the Merger Agreement and the Acquiror Closing Document, (b) obligations to Shareholder Releasors, or any of them, for any salary, wages or other compensation or reimbursement of expenses arising prior to the Closing out of any employment or consulting arrangements between Shareholder and the Company Releasees, or any of them, and (c) obligations to Shareholder Releasors which are funded by third party insurance.

          The Claims released herein specifically include, but are not limited to, any Claims arising in tort or contract, any Claim based on wrongful discharge, any Claim based on breach of contract, any Claim arising under federal, state or local law prohibiting race, sex, religion, national origin, handicap, disability or other forms of discrimination, or retaliation, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S) 1981, The Americans With Disabilities Act, the Age Discrimination in Employment Act, and the Employment Retirement Income Security Act, as amended. Shareholder specifically waives any right to reinstatement or any other remedy which might be available under these statutes.

          Shareholder expressly acknowledges that the consideration referred to herein shall not in any way constitute an admission of any liability by the Company Releasees or any one of them with respect to the Claims released by Shareholder pursuant to this Section 1.

          Shareholder agrees not to make any claim or take any proceeding against any person or corporation who might claim, pursuant to the provisions of any applicable statute or otherwise, contribution or indemnity from the Company Releasees or any one of them with respect to the Claims released by Shareholder pursuant to this Section 1.

          2.  Shareholder Acknowledgment.  Shareholder expressly declares that
              --------------------------
he, she or it has been given sufficient time to consider his, her or its actions and to seek such independent legal or other advice as he, she or it considers appropriate with respect to this matter and the terms of this document. Shareholder voluntarily accepts the said terms for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid. Shareholder acknowledges that no representation of fact or opinion, threat or inducement has been made or given by the Company Releasees or any of them to induce the signing of this Agreement.

          3.  Severability.  In the event that any term or provision in this
              ------------
Agreement is held to be invalid, void, illegal or unenforceable in any respect, the Agreement shall not fail, but shall be deemed amended to delete the void or unenforceable term or provision, and the remainder of this Agreement shall be enforced in accordance with its terms and shall not in any way be affected or impaired thereby. In the event that any term or provision of this Agreement is held to be overbroad or otherwise unreasonable, the same shall not fail, but shall be deemed amended only to the extent necessary to render it reasonable, and the parties agree to be bound by the same as thus amended.

          4.  Entire Agreement.  This Agreement (including the recitals set
              ----------------
forth at the beginning), together with the Merger Agreement, the Shareholder Closing Documents and the Acquiror Closing Documents, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings (other than those contained in the Merger Agreement, the Shareholder Closing Documents and the Acquiror Closing Documents) relating to the specific subject matter of this Agreement.

          5.  Governing Law.  This Agreement has been negotiated, executed and
              -------------
delivered in, and shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without respect to the laws related to choice or conflicts of laws.

          6.  Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of and be enforceable by the parties hereto, and their respective estates, successors, legal or personal representatives, heirs, distributees, designees and assigns.

          7.  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, and all such counterparts shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.


                         [Signatures on Following Page]

     IN WITNESS WHEREOF the undersigned have executed this Agreement this ___ day of _______, 1999.

                                        COMPANIES:

                                        DURKAN PATTERNED CARPETS, INC.


Attest:_______________________          By:______________________________
Title:________________________          Title:___________________________

[CORPORATE SEAL]



                                        NONPAREIL DYEING & FINISHING, INC.


Attest:_______________________          By:______________________________
Title:________________________          Title:___________________________

[CORPORATE SEAL]


                                        SHAREHOLDERS:

                                        Durkan Family Partnership, Ltd. L.P.

                                        By:  TRD, Inc., General Partner


                                             By:_________________________



                                        ___________________________(SEAL)
                                        Thomas R. Durkan, II



                      [Signatures continue on next page]

                                        ___________________________(SEAL)
                                        Patricia Durkan


                                        ___________________________(SEAL)
                                        Thomas R. Durkan, III


                                        ___________________________(SEAL)
                                        Tara Durkan-Simonds



                                        Durkan Development, L.P.

                                        By:  TRD, Inc., General Partner


                                             By:________________________